JOHN HANCOCK

Income Funds

--------------------------------------------------------------------------------
Prospectus                                                             9.15.2005
--------------------------------------------------------------------------------

Bond Fund

Government Income Fund

High Yield Fund

Investment Grade Bond Fund

Strategic Income Fund




[Logo] John Hancock(R)
-------------------
JOHN HANCOCK FUNDS


As with all mutuals funds, the Securities and Exchange Commision has not approved or disapproved these funds or determined whether the information in this prospectus is adequate and accurate. Anyone who indicates otherwise is committing a federal crime.


Contents
--------------------------------------------------------------------------------

JOHN HANCOCK INCOME FUNDS
--------------------------------------------------------------------------------

Bond Fund                                                                      4
Government Income Fund                                                         6
High Yield Fund                                                                8
Investment Grade Bond Fund                                                    10
Strategic Income Fund                                                         12

YOUR ACCOUNT
--------------------------------------------------------------------------------
Choosing a share class                                                        14
How sales charges are calculated                                              14
Sales charge reductions and waivers                                           15
Opening an account                                                            16
Buying shares                                                                 17
Selling shares                                                                18
Transaction policies                                                          20
Dividends and account policies                                                22
Additional investor services                                                  23


FUND DETAILS
--------------------------------------------------------------------------------
Business structure                                                            24
Management biographies                                                        25
Financial highlights                                                          26

FOR MORE INFORMATION                                                  BACK COVER
--------------------------------------------------------------------------------

Overview
--------------------------------------------------------------------------------

John Hancock Income Funds

These funds seek current income without sacrificing total return. Some of the funds also invest for stability of principal. Each fund has its own strategy and its own risk profile.

Who may want to invest

These funds may be appropriate for investors who:
o are seeking a regular stream of income
o want to diversify their portfolios
o are seeking a mutual fund for the income portion of an asset allocation portfolio
o are retired or nearing retirement

Income funds may NOT be appropriate if you:
o are investing for maximum return over a long time horizon
o require absolute stability of your principal

Risks of mutual funds

Mutual funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Because you could lose money by investing in these funds, be sure to read all risk disclosure carefully before investing.

The management firm

All John Hancock income funds are managed by John Hancock Advisers, LLC. Founded in 1968, John Hancock Advisers is a wholly owned subsidiary of John Hancock Financial Services, Inc., (a subsidiary of Manulife Financial Corporation) and as of June 30, 2005, managed approximately $34 billion in assets.

--------------------------------------------------------------------------------

Fund information key

Concise fund-by-fund descriptions begin on the next page. Each description provides the following information:


[GRAPHIC] Goal and strategy                           [GRAPHIC] Main risks
          The fund's particular investment goals                The major risk factors associated with
          and the strategies it intends to use in               the fund.
          pursuing those goals.

[GRAPHIC] Past performance                            [GRAPHIC] Your expenses
          The fund's total return, measured                     The overall costs borne by an investor
          year-by-year and over time.                           in the fund, including sales charges and
                                                                annual expenses.

Bond Fund

[GRAPHIC] GOAL AND STRATEGY

The fund seeks to generate a high level of current income consistent with prudent investment risk. In pursuing this goal, the fund normally invests at least 80% of its assets in a diversified portfolio of bonds. These may include, but are not limited to, corporate bonds and debentures as well as U.S. government and agency securities. Most of these securities are investment grade, although the fund may invest up to 25% of assets in high yield bonds rated as low as CC/Ca and their unrated equivalents. There is no limit on the fund's average maturity.

In managing the fund's portfolio, the managers concentrate on sector allocation, industry allocation and securities selection: deciding which types of bonds and industries to emphasize at a given time, and then which individual bonds to buy. When making sector and industry allocations, the managers try to anticipate shifts in the business cycle, using top-down analysis to determine which sectors and industries may benefit over the next 12 months.

In choosing individual securities, the managers use bottom-up research to find securities that appear comparatively undervalued. The managers look at bonds of all quality levels and maturities from many different issuers, potentially including U.S. dollar-denominated securities of foreign governments and corporations.

The fund intends to keep its exposure to interest rate movements generally in line with those of its peers. The fund may invest in mortgage-related securities and certain other derivatives (investments whose value is based on indexes, securities or currencies). The fund's investments in U.S. government and agency securities may or may not be supported by the full faith and credit of the United States.

Under normal circumstances, the fund may not invest more than 10% of assets in cash or cash equivalents.

In abnormal circumstances, the fund may temporarily invest extensively in investment-grade short-term securities. In these and other cases, the fund might not achieve its goal.

The fund may trade securities actively, which could increase its transaction costs (thus lowering performance) and increase your taxable distributions.

--------------------------------------------------------------------------------

[GRAPHIC] PAST PERFORMANCE

The graph shows how the fund's total return has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the fund's risks. The average annual figures reflect sales charges; the year-by-year and index figures do not, and would be lower if they did. The average annual total returns for Class C have been adjusted to reflect the elimination of the front-end sales charge effective July 15, 2004. All figures assume dividend reinvestment. Past performance before and after taxes does not indicate future results.

Class A, total returns
2005 return as of 6-30-05:2.43%
Best quarter:Q2'95,6.57%
Worst quarter:Q2'04,-2.56%

After-tax returns
After-tax returns are shown for Class A shares only and would be different for the other classes. They are calculated using the historical highest individual federal marginal income-tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

Index (reflects no fees or taxes)
Lehman Brothers Government/Credit Bond Index, an unmanaged index of U.S. government, U.S. corporate and Yankee bonds.

[THE FOLLOWING DATA WAS REPRESENTED AS A BAR CHART IN THE PRINTED DOCUMENT.]


-------------------------------------------------------------------------------
Class A calendar year total returns (without sales charges)
--------------------------------------------------------------------------------
1995     19.46%
1996      4.05%
1997      9.66%
1998      7.50%
1999     -1.36%
2000     10.39%
2001      7.12%
2002      7.36%
2003      7.62%
2004      4.53%

---------------------------------------------------------------------------------
Average annual total returns (including sales charge) for periods ending 12-31-04
---------------------------------------------------------------------------------
                                                                       1 year     5 year      10 year     Life of
                                                                                                          Class C
Class A before tax                                                    -0.20%      6.40%        7.03%           --
Class A after tax on distributions                                    -1.87%      4.20%        4.46%           --
Class A after tax on distributions, with sale                         -0.16%      4.10%        4.39%           --
Class B before tax                                                    -1.18%      6.34%        6.93%           --
Class C before tax (began 10-1-98)                                     2.81%      6.64%           --        4.85%
-----------------------------------------------------------------------------------------------------------------
Lehman Brothers Government/Credit Bond Index                           4.19%      8.00%        7.80%        5.90%

[GRAPHIC] MAIN RISKS

The major factors in this fund's performance are interest rates and credit risk. When interest rates rise, bond prices generally fall. Generally, an increase in the fund's average maturity will make it more sensitive to interest rate risk.

The fund could lose money if any bonds it owns are downgraded in credit rating or go into default. In general, high yield bonds (also known as "junk bonds") have higher credit risks. If certain sectors or investments do not perform as the fund expects, it could underperform its peers or lose money.

To the extent that the fund makes investments with additional risks, those risks could increase volatility or reduce performance:

o Junk bonds and foreign securities may make the fund more sensitive to market or economic shifts in the U.S. and abroad.

o If interest rate movements cause the fund's mortgage-related and callable securities to be paid off substantially earlier or later than expected, the fund's share price or yield could be hurt.

o In a down market, higher-risk securities and derivatives could become harder to value or to sell at a fair price.

o    Certain derivatives could produce disproportionate losses.

Any U.S. government guarantees on portfolio securities do not apply to these securities' market value or current yield, or to fund shares.

No assurance can be given that the U.S. government will provide financial support in the future to U.S. government agencies, authorities or instrumentalities that are not supported by the full faith and credit of the United States.
--------------------------------------------------------------------------------

[GRAPHIC] YOUR EXPENSES

Transaction expenses are charged directly to your account. Operating expenses are paid from the fund's assets, and therefore are paid by shareholders indirectly.

------------------------------------------------------------------------------------------------------------
Shareholder transaction expenses(1)                                        Class A      Class B     Class C
------------------------------------------------------------------------------------------------------------
Maximum front-end sales charge (load) on purchases
as a % of purchase price                                                     4.50%         none        none
Maximum deferred sales charge (load)
as a % of purchase or sale price, whichever is less                        none(2)        5.00%       1.00%
------------------------------------------------------------------------------------------------------------
Annual operating expenses                                                  Class A      Class B     Class C
------------------------------------------------------------------------------------------------------------

Management fee                                                               0.50%        0.50%        0.50%
Distribution and service (12b-1) fees                                        0.30%        1.00%        1.00%
Other expenses                                                               0.26%        0.26%        0.26%
Total fund operating expenses                                                1.06%        1.76%        1.76%


The hypothetical example below shows what your expenses would be if you invested $10,000 over the time frames indicated, assuming you reinvested all distributions and that the average annual return was 5%. The example is for comparison only, and does not represent the fund's actual expenses and returns, either past or future.

------------------------------------------------------------------------------------------------------------
Expenses                                                        Year 1      Year 3      Year 5      Year 10
------------------------------------------------------------------------------------------------------------

Class A                                                           $533        $772      $1,008       $1,686
Class B with redemption                                           $679        $854      $1,154       $1,889
Class B without redemption                                        $179        $554        $954       $1,889
Class C with redemption                                           $279        $554        $954       $2,073
Class C without redemption                                        $179        $554        $954       $2,073


(1)  A $4.00 fee will be charged for wire redemptions.

(2) Except for investments of $1 million or more; see "How sales charges are calculated."


--------------------------------------------------------------------------------
PORTFOLIO MANAGERS

Barry H. Evans, CFA
Joined fund team in 2002

Howard C. Greene, CFA
Joined fund team in 2002

Benjamin A. Matthews
Joined fund team in 1995

Managers share investment strategy and decisions

See page 25 for the management biographies.


FUND CODES
Class A    Ticker              JHNBX
           CUSIP               410223101
           Newspaper           BondA
           SEC number          811-2402
           JH fund number      21

Class B    Ticker              JHBBX
           CUSIP               410223309
           Newspaper           BondB
           SEC number          811-2402
           JH fund number      121

Class C    Ticker              JHCBX
           CUSIP               410223200
           Newspaper           --
           SEC number          811-2402
           JH fund number      521

Government Income Fund

[GRAPHIC] GOAL AND STRATEGY

The fund seeks a high level of current income consistent with preservation of capital. Maintaining a stable share price is a secondary goal. In pursuing these goals, the fund normally invests at least 80% of its assets in obligations issued or guaranteed by the U.S. government and its agencies, authorities or instrumentalities ("U.S. government securities"). There is no limit on the fund's average maturity.

U.S. government securities may be supported by:

o the full faith and credit of the United States government, such as Treasury bills, notes and bonds and Government National Mortgage Association Certificates

o the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Mortgage Corporation

o the credit of the instrumentality, such as obligations of the Federal National Mortgage Association.

The fund may invest in higher-risk securities, including U.S. dollar-denominated foreign government securities and asset-backed securities. It may also invest up to 10% of assets in foreign governmental high yield securities (junk bonds) rated as low as B and their unrated equivalents.

In managing the fund's portfolio, the managers consider interest rate trends to determine which types of bonds to emphasize at a given time. The fund typically favors mortgage-related securities when it anticipates that interest rates will be relatively stable, and favors U.S. Treasuries at other times. Because high yield bonds often respond to market movements differently from U.S. government bonds, the fund may use them to manage volatility.

The fund may invest in mortgage-related securities and certain other derivatives (investments whose value is based on indexes, securities or currencies).

In abnormal circumstances, the fund may temporarily invest extensively in high-quality short-term securities. In these and other cases, the fund might not achieve its goal.

The fund has traded securities actively in the past, and may continue to do so, which could increase its transaction costs (thus lowering performance) and increase your taxable distributions.

--------------------------------------------------------------------------------

[GRAPHIC] PAST PERFORMANCE

The graph shows how the fund's total return has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the fund's risks. The average annual figures reflect sales charges; the year-by-year and index figures do not, and would be lower if they did. The average annual total returns for Class C have been adjusted to reflect the elimination of the front-end sales charge effective July 15, 2004. All figures assume dividend reinvestment. Past performance before and after taxes does not indicate future results. Disclosure of Class A total returns has replaced prior Class B disclosure because as of December 31, 2004, Class A shares have 10 years of operating history and larger net assets.

Class A, total returns
2005 return as of 6-30-05: 2.22%
Best quarter: Q2 '95, 6.59%
Worst quarter: Q1 '96, -2.73%

After-tax returns
After-tax returns are shown for Class A shares only and would be different for the other classes. They are calculated using the historical highest individual federal marginal income-tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

Index (reflects no fees or taxes)
Lehman Brothers Government Bond Index, an unmanaged index of U.S. Treasury and government agency bonds.

[THE FOLLOWING DATA WAS REPRESENTED BY A BAR CHART IN THE PRINTED DOCUMENT.]


----------------------------------------------------------------------------------
Class A calendar year total returns (without sales charges)
----------------------------------------------------------------------------------
1995    18.46%
1996     2.14%
1997     9.48%
1998     8.74%
1999    -2.47%
2000    12.17%
2001     6.66%
2002    10.26%
2003     1.09%
2004     2.70%

----------------------------------------------------------------------------------
Average annual total returns (including sales charge) for periods ending 12-31-04
----------------------------------------------------------------------------------
                                                      1 year     5 year      10 year     Life of
                                                                                         Class C
Class A before tax                                   -1.89%      5.51%        6.27%           --
Class A after tax on distributions                   -3.31%      3.56%        3.87%           --
Class A after tax on distributions, with sale        -1.24%      3.50%        3.84%           --
Class B before tax                                   -2.99%      5.38%        6.14%           --
Class C before tax (began 4-1-99)                     0.95%      5.70%           --        4.64%
------------------------------------------------------------------------------------------------
Lehman Brothers Government Bond Index                 3.48%      7.48%        7.46%        6.36%

[GRAPHIC] MAIN RISKS

The major factor in this fund's performance is interest rates. When interest rates rise, bond prices generally fall. Generally, an increase in the fund's average maturity will make it more sensitive to interest rate risk.

A fall in worldwide demand for U.S. government securities could also lower the prices of these securities.

The fund could lose money if any bonds it owns are downgraded in credit rating or go into default. In general, lower-rated bonds have higher credit risks. If certain sectors or investments do not perform as the fund expects, it could underperform its peers or lose money.

To the extent that the fund makes investments with additional risks, those risks could increase volatility or reduce performance:

o If interest rate movements cause the fund's mortgage-related and callable securities to be paid off substantially earlier or later than expected, the fund's share price or yield could be hurt.

o Junk bonds and foreign securities could make the fund more sensitive to market or economic shifts in the U.S. and abroad.

o In a down market, higher-risk securities and derivatives could become harder to value or to sell at a fair price.

o    Certain derivatives could produce disproportionate losses.

Any governmental guarantees on portfolio securities do not apply to these securities' market value or current yield,or to fund shares.

No assurance can be given that the U.S. government will provide financial support in the future to U.S. government agencies,authorities or instrumentalities that are not supported by the full faith and credit of the United States.


--------------------------------------------------------------------------------
[GRAPHIC] YOUR EXPENSES

Transaction expenses are charged directly to your account. Operating expenses are paid from the fund's assets, and therefore are paid by shareholders indirectly.

---------------------------------------------------------------------------------------------------------------------------
Shareholder transaction expenses(1)                                                       Class A     Class B      Class C
---------------------------------------------------------------------------------------------------------------------------
Maximum front-end sales charge (load) on purchases
as a % of purchase price                                                                    4.50%        none         none
Maximum deferred sales charge (load)
as a % of purchase or sale price, whichever is less                                       none(2)       5.00%        1.00%

---------------------------------------------------------------------------------------------------------------------------
Annual operating expenses                                                                 Class A     Class B      Class C
---------------------------------------------------------------------------------------------------------------------------

Management fee                                                                              0.60%       0.60%        0.60%
Distribution and service (12b-1) fees                                                       0.25%       1.00%        1.00%
Other expenses                                                                              0.27%       0.27%        0.27%
Total fund operating expenses                                                               1.12%       1.87%        1.87%
Contractual management fee reduction (at least until 9-30-06)                               0.05%       0.05%        0.05%
Net annual operating expenses                                                               1.07%       1.82%        1.82%


The hypothetical example below shows what your expenses would be after the expense reimbursement (first year only) if you invested $10,000 over the time frames indicated, assuming you reinvested all distributions and that the average annual return was 5%. The example is for comparison only, and does not represent the fund's actual expenses and returns, either past or future.

--------------------------------------------------------------------------------------------
Expenses                                        Year 1      Year 3      Year 5      Year 10
--------------------------------------------------------------------------------------------

Class A                                           $554        $785     $1,035        $1,748
Class B with redemption                           $685        $883     $1,206        $1,990
Class B without redemption                        $185        $583     $1,006        $1,990
Class C with redemption                           $285        $583     $1,006        $2,186
Class C without redemption                        $185        $583     $1,006        $2,186


(1)  A $4.00 fee will be charged for wire redemptions.
(2) Except for investments of $1 million or more; see "How sales charges are calculated."

--------------------------------------------------------------------------------
PORTFOLIO MANAGERS

Barry H. Evans, CFA
Joined fund team in 1995

Jeffrey N. Given, CFA
Joined fund team in 1998

Managers share investment strategy and decisions

See page 25 for the management biographies.



FUND CODES
Class A    Ticker              JHGIX
           CUSIP               41014P854
           Newspaper           GvIncA
           SEC number          811-3006
           JH fund number      56

Class B    Ticker              TSGIX
           CUSIP               41014P847
           Newspaper           GvIncB
           SEC number          811-3006
           JH fund number      156

Class C    Ticker              TCGIX
           CUSIP               41014P797
           Newspaper           --
           SEC number          811-3006
           JH fund number      556

High Yield Fund

[GRAPHIC] GOAL AND STRATEGY

The fund seeks high current income. Capital appreciation is a secondary goal. In pursuing these goals, the fund normally invests at least 80% of its assets in U.S. and foreign fixed-income securities rated BB/Ba or lower and their unrated equivalents. These may include, but are not limited to, domestic and foreign corporate bonds, debentures and notes, convertible securities, preferred stocks, and domestic and foreign government obligations. No more than 10% of the fund's total assets may be invested in securities that are rated in default by S&P or by Moody's. There is no limit on the fund's average maturity.

In managing the fund's portfolio, the manager concentrates on industry allocation and securities selection: deciding which types of industries to emphasize at a given time, and then which individual securities to buy. The manager uses top-down analysis to determine which industries may benefit from current and future changes in the economy.

In choosing individual securities, the manager uses bottom-up research to find securities that appear comparatively undervalued. The manager looks at the financial condition of the issuers as well as the collateralization and other features of the securities themselves. The fund typically invests in a broad range of industries.

The fund may use certain higher-risk investments, including derivatives (investments whose value is based on indexes, securities or currencies) and restricted or illiquid securities. In addition, the fund may invest up to 20% of its assets in U.S. and foreign common stocks of companies of any size.

In abnormal circumstances, the fund may temporarily invest extensively in investment-grade short-term securities. In these and other cases, the fund might not achieve its goal.

The fund may trade securities actively, which could increase its transaction costs (thus lowering performance) and increase your taxable distributions.
--------------------------------------------------------------------------------
[GRAPHIC] PAST PERFORMANCE

The graph shows how the fund's total return has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the fund's risks. The average annual figures reflect sales charges; the year-by-year and index figures do not, and would be lower if they did. The average annual total returns for Class C have been adjusted to reflect the elimination of the front-end sales charge effective July 15, 2004. All figures assume dividend reinvestment. Past performance before and after taxes does not indicate future results.

Class A, total returns
2005 return as of 6-30-05:-1.77%
Best quarter:Q2'03,14.14%
Worst quarter:Q3'98,-17.88%

After-tax returns
After-tax returns are shown for Class A shares only and would be different for the other classes. They are calculated using the historical highest individual federal marginal income-tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

Index (reflects no fees or taxes)
Merrill Lynch High Yield Master II Index, an unmanaged index consisting of U.S. dollar-denominated public corporate issues with par amounts greater than $100 million that are rated below investment grade.

[THE FOLLOWING DATA WAS REPRESENTED AS A BAR CHART IN THE PRINTED DOCUMENT.]


-----------------------------------------------------------------------------------------------------------------
Class A calendar year total returns (without sales charges)
-----------------------------------------------------------------------------------------------------------------
1995     15.52%
1996     15.96%
1997     17.76%
1998    -11.20%
1999     10.91%
2000     -7.40%
2001      0.78%
2002      0.44%
2003     39.91%
2004      9.00%

-----------------------------------------------------------------------------------------------------------------
Average annual total returns (including sales charge) for periods ending 12-31-04
-----------------------------------------------------------------------------------------------------------------
                                                                      1 year     5 year      10 year     Life of
                                                                                                         Class C
Class A before tax                                                     4.09%      6.41%        7.81%          --
Class A after tax on distributions                                     1.20%      2.28%        3.48%          --
Class A after tax on distributions, with sale                          2.54%      2.75%        3.86%          --
Class B before tax                                                     3.20%      6.36%        7.66%          --
Class C before tax (began 5-1-98)                                      7.19%      6.60%           --        3.22%
-----------------------------------------------------------------------------------------------------------------
Merrill Lynch High Yield Master II Index                              10.87%      6.68%        8.27%        5.28%

[GRAPHIC] MAIN RISKS

The major factors in the fund's performance are interest rate and credit risk. When interest rates rise, bond prices generally fall. Generally, an increase in the fund's average maturity will make it more sensitive to interest rate risk.

Credit risk depends largely on the perceived financial health of bond issuers. In general, high yield bonds (also known as "junk bonds") have higher credit risks. Junk bond prices can fall on bad news about the economy, an industry or a company. Share price, yield and total return may fluctuate more than with less aggressive bond funds.

The fund could lose money if any bonds it owns are downgraded in credit rating or go into default. If certain industries or investments do not perform as the fund expects, it could underperform its peers or lose money.

To the extent that the fund makes investments with additional risks, those risks could increase volatility or reduce performance:

o Foreign investments carry additional risks, including potentially unfavorable currency exchange rates, inadequate or inaccurate financial information and social or political instability.

o If interest rate movements cause the fund's callable securities to be paid off substantially earlier or later than expected, the fund's share price or yield could be hurt.

o Stock investments may go down in value due to stock market movements or negative company or industry events.

o Stocks of small- and medium-capitalization companies can be more volatile than those of larger companies. To the extent that the fund makes investments with additional risks, those risks could increase volatility or reduce performance:

o In a down market, higher-risk securities and derivatives could become harder to value or to sell at a fair price.

o    Certain derivatives could produce disproportionate losses.


--------------------------------------------------------------------------------
[GRAPHIC] YOUR EXPENSES

Transaction expenses are charged directly to your account. Operating expenses are paid from the fund's assets, and therefore are paid by shareholders indirectly.

------------------------------------------------------------------------------------------------------------
Shareholder transaction expenses(1)                                       Class A      Class B     Class C
------------------------------------------------------------------------------------------------------------
Maximum front-end sales charge (load) on purchases
as a % of purchase price                                                    4.50%         none        none
Maximum deferred sales charge (load)
as a % of purchase or sale price, whichever is less                       none(2)        5.00%       1.00%

------------------------------------------------------------------------------------------------------------
Annual operating expenses                                                Class A      Class B      Class C
------------------------------------------------------------------------------------------------------------

Management fee                                                             0.51%        0.51%        0.51%
Distribution and service (12b-1) fees                                      0.25%        1.00%        1.00%
Other expenses                                                             0.24%        0.24%        0.24%
Total fund operating expenses                                              1.00%        1.75%        1.75%


The hypothetical example below shows what your expenses would be if you invested $10,000 over the time frames indicated, assuming you reinvested all distributions and that the average annual return was 5%. The example is for comparison only, and does not represent the fund's actual expenses and returns, either past or future.

--------------------------------------------------------------------------------------------
Expenses                                        Year 1      Year 3      Year 5      Year 10
--------------------------------------------------------------------------------------------

Class A                                           $547        $754        $978       $1,620
Class B with redemption                           $678        $851      $1,149       $1,864
Class B without redemption                        $178        $551        $949       $1,864
Class C with redemption                           $278        $551        $949       $2,062
Class C without redemption                        $178        $551        $949       $2,062


(1)A $4.00 fee will be charged for wire redemptions.
(2)Except for investments of $1 million or more; see "How sales charges are calculated."

--------------------------------------------------------------------------------
PORTFOLIO MANAGER

Arthur N. Calavritinos, CFA
Joined fund team in 1995

See page 25 for the management biographies.


FUND CODES
Class A    Ticker               JHHBX
           CUSIP                41014P839
           Newspaper            HiYldA
           SEC number           811-3006
           JH fund number       57

Class B    Ticker               TSHYX
           CUSIP                41014P821
           Newspaper            HiYldB
           SEC number           811-3006
           JH fund number       157

Class C    Ticker               JHYCX
           CUSIP                41014P813
           Newspaper            HiYldC
           SEC number           811-3006
           JH fund number       557

Investment Grade Bond Fund

[GRAPHIC] GOAL AND STRATEGY

The fund seeks a high level of current income consistent with preservation of capital and maintenance of liquidity. In pursuing this goal, the fund normally invests at least 80% of its assets in investment-grade bonds (securities rated from AAA to BBB). These may include, but are not limited to, corporate bonds and debentures as well as U.S. government and agency securities. Although the fund may invest in bonds of any maturity, it maintains a dollar-weighted average maturity of between three and ten years.

In managing the fund's portfolio, the managers concentrate on sector allocation, industry allocation and securities selection: deciding which types of bonds and industries to emphasize at a given time, and then which individual bonds to buy. When making sector and industry allocations, the managers try to anticipate shifts in the business cycle, using top-down analysis to determine which sectors and industries may benefit over the next 12 months.

In choosing individual securities, the managers use bottom-up research to find securities that appear comparatively undervalued. The managers look at bonds of many different issuers, potentially including U.S. dollar-denominated securities of foreign governments and corporations.

The fund may invest in mortgage-related securities and certain other derivatives (investments whose value is based on indexes or other securities). The fund's investments in U.S. government and agency securities may or may not be supported by the full faith and credit of the United States.

In abnormal circumstances, the fund may temporarily invest extensively in investment-grade short-term securities. In these and other cases, the fund might not achieve its goal.

The fund has traded securities actively in the past, and may continue to do so, which could increase its transaction costs (thus lowering performance) and increase your taxable distributions.

--------------------------------------------------------------------------------
[GRAPHIC] PAST PERFORMANCE

The graph shows how the fund's total return has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the fund's risks. The average annual figures reflect sales charges; the year-by-year and index figures do not, and would be lower if they did. The average annual total returns for Class C have been adjusted to reflect the elimination of the front-end sales charge effective July 15, 2004. All figures assume dividend reinvestment. Past performance before and after taxes does not indicate future results.

Class A, total returns
2005 return as of 6-30-05: 1.97%
Best quarter: Q3'01, 5.07%
Worst quarter: Q2`04, -2.53%

After-tax returns
After-tax returns are shown for Class A shares only and would be different for the other classes. They are calculated using the historical highest individual federal marginal income-tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

Index (reflects no fees or taxes)
Lehman Brothers Aggregate Bond Index, an unmanaged index of dollar-denominated and nonconvertible investment-grade debt issues.

[THE FOLLOWING DATA WAS REPRESENTED AS A BAR CHART IN THE PRINTED DOCUMENT.]


----------------------------------------------------------------------------------------------
Class A calendar year total returns (without sales charges)
----------------------------------------------------------------------------------------------
1995     10.27%
1996      3.32%
1997      8.79%
1998      8.58%
1999     -1.06%
2000     11.02%
2001      7.23%
2002      9.61%
2003      4.62%
2004      3.60%

------------------------------------------------------------------------------------------------------
Average annual total returns (including sales charge) for periods ending 12-31-04
------------------------------------------------------------------------------------------------------
                                                      1 year      5 year     10 year     Life of
                                                                                         Class C
Class A before tax                                    -1.08%      6.18%        6.05%          --
Class A after tax on distributions                    -2.56%      4.12%        3.66%          --
Class A after tax on distributions, with sale         -0.72%      4.00%        3.65%          --
Class B before tax                                    -2.14%      6.07%        5.92%          --
Class C before tax (began 4-1-99)                      1.83%      6.38%           --        5.44%
------------------------------------------------------------------------------------------------------
Lehman Brothers Aggregate Bond Index                   4.34%      7.71%        7.72%        6.64%

[GRAPHIC] MAIN RISKS

The major factors in this fund's performance are interest rates and credit risk. When interest rates rise, bond prices generally fall. Generally, an increase in the fund's average maturity will make it more sensitive to interest rate risk.

The fund could lose money if any bonds it owns are downgraded in credit rating or go into default. If certain sectors or investments do not perform as the fund expects, it could underperform its peers or lose money.

To the extent that the fund makes investments with additional risks, those risks could increase volatility or reduce performance:

o If interest rate movements cause the fund's mortgage-related and callable securities to be paid off substantially earlier or later than expected, the fund's share price or yield could be hurt.

o In a down market, higher-risk securities and derivatives could become harder to value or to sell at a fair price.

o    Certain derivatives could produce disproportionate losses.

o Foreign securities may make the fund more sensitive to market or economic shifts in the U.S. and abroad.

Any U.S. government guarantees on portfolio securities do not apply to these securities' market value or current yield, or to fund shares.

No assurance can be given that the U.S. government will provide financial support in the future to U.S. government agencies, authorities or instrumentalities that are not supported by the full faith and credit of the United States.

--------------------------------------------------------------------------------

[GRAPHIC] YOUR EXPENSES

Transaction expenses are charged directly to your account. Operating expenses are paid from the fund's assets, and therefore are paid by shareholders indirectly.

----------------------------------------------------------------------------------------------------------------
Shareholder transaction expenses(1)                                            Class A      Class B     Class C
----------------------------------------------------------------------------------------------------------------
Maximum front-end sales charge (load) on purchases
as a % of purchase price                                                         4.50%         none        none
Maximum deferred sales charge (load)
as a % of purchase or sale price, whichever is less                             none(2)       5.00%        1.00%

----------------------------------------------------------------------------------------------------------------
Annual operating expenses                                                      Class A      Class B      Class C
----------------------------------------------------------------------------------------------------------------

Management fee                                                                   0.40%        0.40%        0.40%
Distribution and service (12b-1) fees                                            0.25%        1.00%        1.00%
Other expenses                                                                   0.39%        0.39%        0.39%
Total fund operating expenses                                                    1.04%        1.79%        1.79%


The hypothetical example below shows what your expenses would be if you invested $10,000 over the time frames indicated, assuming you reinvested all distributions and that the average annual return was 5%. The example is for comparison only, and does not represent the fund's actual expenses and returns, either past or future.

--------------------------------------------------------------------------------------------
Expenses                                        Year 1      Year 3      Year 5      Year 10
--------------------------------------------------------------------------------------------

Class A                                           $551        $766        $998       $1,664
Class B with redemption                           $682        $863      $1,170       $1,908
Class B without redemption                        $182        $563        $970       $1,908
Class C with redemption                           $282        $563        $970       $2,105
Class C without redemption                        $182        $563        $970       $2,105


(1)  A $4.00 fee will be charged for wire redemptions.

(2) Except for investments of $1 million or more; see "How sales charges are calculated."

--------------------------------------------------------------------------------
PORTFOLIO MANAGERS

Barry H.Evans, CFA
Joined fund team in 1995

Howard C.Greene, CFA
Joined fund team in 2003

Jeffrey N.Given, CFA
Joined fund team in 1998

Managers share investment strategy and decisions

See page 25 for the management biographies.


FUND CODES
Class A    Ticker              TAUSX
           CUSIP               41014P102
           Newspaper           InvGrBdA
           SEC number          811-3006
           JH fund number      55

Class B    Ticker              TSUSX
           CUSIP               41014P201
           Newspaper           InvGrBdB
           SEC number          811-3006
           JH fund number      155

Class C    Ticker              TCUSX
           CUSIP               41014P789
           Newspaper           --
           SEC number          811-3006
           JH fund number      555

Strategic Income Fund

[GRAPHIC] GOAL AND STRATEGY

The fund seeks a high level of current income. In pursuing this goal, the fund invests primarily in the following types of securities:

o foreign government and corporate debt securities from developed and emerging markets

o    U.S. government and agency securities

o    U.S. high yield bonds

The fund may also invest in preferred stock and other types of debt securities.

Although the fund invests in securities rated as low as CC/Ca and their unrated equivalents, it generally intends to keep its average credit quality in the investment-grade range (AAA to BBB). There is no limit on the fund's average maturity.

In managing the portfolio, the managers allocate assets among the three major sectors based on analysis of economic factors such as projected international interest rate movements, industry cycles and political trends. However, the managers may invest up to 100% of assets in any one sector.

Within each sector, the managers look for securities that are appropriate for the overall portfolio in terms of yield, credit quality, structure and industry distribution. In selecting securities, relative yields and risk/ reward ratios are the primary considerations.

The fund may use certain higher-risk investments, including derivatives (investments whose value is based on indexes, securities or currencies) and restricted or illiquid securities. In addition, the fund may invest up to 10% of net assets in U.S. or foreign stocks.

In abnormal circumstances, the fund may temporarily invest extensively in investment-grade short-term securities. In these and other cases, the fund might not achieve its goal.

The fund may trade securities actively, which could increase its transaction costs (thus lowering performance) and increase your taxable distributions.

--------------------------------------------------------------------------------
[GRAPHIC] PAST PERFORMANCE

The graph shows how the fund's total return has varied from year to year, while the table shows performance over time (along with broad-based market indexes for reference). This information may help provide an indication of the fund's risks. The average annual figures reflect sales charges; the year-by-year and index figures do not, and would be lower if they did. The average annual total returns for Class C have been adjusted to reflect the elimination of the front-end sales charge effective July 15, 2004. All figures assume dividend reinvestment. Past performance before and after taxes does not indicate future results.

Class A, total returns
2005 return as of 6-30-05: 0.26%
Best quarter: Q2 '03, 7.11%
Worst quarter: Q2 '04, -3.25%

After-tax returns
After-tax returns are shown for Class A shares only and would be different for the other classes. They are calculated using the historical highest individual federal marginal income-tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

Indexes (reflect no fees or taxes)

Index 1: Merrill Lynch High Yield Master II Index, an unmanaged index consisting of U.S. dollar-denominated public corporate issues with par amounts greater than $100 million that are rated below investment-grade.
Index 2: Merrill Lynch AAA U.S. Treasury/Agency Master Index, an unmanaged index of fixed-rate U.S. Treasury and agency securities.
Index 3: Citigroup World Government Bond Index, an unmanaged index consisting of approximately 650 securities issued by 18 governments in various countries.

[THE FOLLOWING DATA WAS REPRESENTED AS A BAR CHART IN THE PRINTED DOCUMENT.]


------------------------------------------------------------------------------------------------------
Class A calendar year total returns (without sales charges)
------------------------------------------------------------------------------------------------------
1995     18.73%
1996     11.62%
1997     12.67%
1998      5.41%
1999      3.35%
2000      1.14%
2001      4.90%
2002      7.30%
2003     16.88%
2004      8.75%

------------------------------------------------------------------------------------------------------
Average annual total returns (including sales charge) for periods ending 12-31-04
------------------------------------------------------------------------------------------------------
                                                           1 year      5 year     10 year      Life of
                                                                                               Class C
Class A before tax                                          3.85%      6.68%        8.44%           --
Class A after tax on distributions                          1.75%      3.70%        5.13%           --
Class A after tax on distributions, with sale               2.42%      3.80%        5.11%           --
Class B before tax                                          2.99%      6.62%        8.33%           --
Class C before tax (began 5-1-98)                           6.99%      6.92%           --        5.69%
------------------------------------------------------------------------------------------------------
Index 1                                                    10.87%      6.68%        8.27%        5.28%
Index 2                                                     3.42%      7.39%        7.43%        6.32%
Index 3                                                    10.35%      8.79%        7.60%        7.69%

[GRAPHIC] MAIN RISKS

The fund's risk profile depends on its sector allocation. In general, investors should expect fluctuations in share price, yield and total return that are above average for bond funds.

When interest rates rise, bond prices generally fall. Generally, an increase in the fund's average maturity will make it more sensitive to interest rate risk.

A fall in worldwide demand for U.S. government securities could also lower the prices of these securities.

The fund could lose money if any bonds it owns are downgraded in credit rating or go into default. In general, high yield bonds (also known as "junk bonds") have higher credit risks, and their prices can fall on bad news about the economy, an industry or a company. If certain allocation strategies or certain industries or investments do not perform as the fund expects, the fund could underperform its peers or lose money.

To the extent that the fund makes investments with additional risks, those risks could increase volatility or reduce performance:

o Foreign investments carry additional risks, including potentially unfavorable currency exchange rates, inadequate or inaccurate financial information and social or political instability. These risks are greater in emerging markets.

o If interest rate movements cause the fund's callable securities to be paid off substantially earlier or later than expected, the fund's share price or yield could be hurt.

o Stock investments may go down in value due to stock market movements or negative company or industry events.

o In a down market, higher-risk securities and derivatives could become harder to value or to sell at a fair price.

o    Certain derivatives could produce disproportionate losses.

--------------------------------------------------------------------------------
[GRAPHIC] YOUR EXPENSES

Transaction expenses are charged directly to your account. Operating expenses are paid from the fund's assets, and therefore are paid by shareholders indirectly.

------------------------------------------------------------------------------------------------------------
Shareholder transaction expenses(1)                                        Class A      Class B     Class C
------------------------------------------------------------------------------------------------------------
Maximum front-end sales charge (load) on purchases
as a % of purchase price                                                     4.50%         none        none
Maximum deferred sales charge (load)
as a % of purchase or sale price, whichever is less                        none(2)        5.00%       1.00%

------------------------------------------------------------------------------------------------------------
Annual operating expenses                                                   Class A     Class B     Class C
------------------------------------------------------------------------------------------------------------

Management fee                                                                0.36%       0.36%        0.36%
Distribution and service (12b-1) fees                                         0.30%       1.00%        1.00%
Other expenses                                                                0.24%       0.24%        0.24%
Total fund operating expenses                                                 0.90%       1.60%        1.60%

The hypothetical example below shows what your expenses would be if you invested $10,000 over the time frames indicated, assuming you reinvested all distributions and that the average annual return was 5%. The example is for comparison only, and does not represent the fund's actual expenses and returns, either past or future.

--------------------------------------------------------------------------------------------
Expenses                                        Year 1      Year 3      Year 5      Year 10
--------------------------------------------------------------------------------------------

Class A                                           $538        $724        $926       $1,508
Class B with redemption                           $663        $805      $1,071       $1,713
Class B without redemption                        $163        $505        $871       $1,713
Class C with redemption                           $263        $505        $871       $1,900
Class C without redemption                        $163        $505        $871       $1,900

(1)  A $4.00 fee will be charged for wire redemptions.
(2) Except for investments of $1 million or more; see "How sales charges are calculated."


--------------------------------------------------------------------------------
PORTFOLIO MANAGERS

Frederick L. Cavanaugh, Jr.
Joined fund team in 1986

Daniel S. Janis, III
Joined fund team in 1999

John F. Iles
Joined fund team in 2005

Managers share investment strategy
and decisions

See page 25 for the management biographies.



FUND CODES
Class A             Ticker              JHFIX
                    CUSIP               410227102
                    Newspaper           StrIncA
                    SEC number          811-4651
                    JH fund number      91

Class B             Ticker              STIBX
                    CUSIP               410227300
                    Newspaper           StrIncB
                    SEC number          811-4651
                    JH fund number      191

Class C             Ticker              JSTCX
                    CUSIP               410227888
                    Newspaper           StrIncC
                    SEC number          811-4651
                    JH fund number      591

Your account

--------------------------------------------------------------------------------
CHOOSING A SHARE CLASS

Each share class has its own cost structure, including a Rule 12b-1 plan that allows it to pay fees for the sale, distribution and service of its shares. Your financial representative can help you decide which share class is best for you.

--------------------------------------------------------------------------------
Class A
--------------------------------------------------------------------------------
o    A front-end sales charge, as described at right.

o Distribution and service (12b-1) fees of 0.25% (0.30% for Bond and Strategic Income).

--------------------------------------------------------------------------------
Class B
--------------------------------------------------------------------------------
o    No front-end sales charge; all your money goes to work for you right away.

o    Distribution and service (12b-1) fees of 1.00%.

o    A deferred sales charge, as described on following page.

o Automatic conversion to Class A shares after eight years, thus reducing future annual expenses.

--------------------------------------------------------------------------------
Class C
--------------------------------------------------------------------------------
o    No front-end sales charge; all your money goes to work for you right away.

o    Distribution and service (12b-1) fees of 1.00%.

o A 1.00% contingent deferred sales charge on shares sold within one year of purchase.

o No automatic conversion to Class A shares, so annual expenses continue at the Class C level throughout the life of your investment.

Investors purchasing $1 million or more of Class B or Class C shares may want to consider the lower operating expenses of Class A shares.

For actual past expenses of each share class, see the fund-by-fund information earlier in this prospectus.

Because 12b-1 fees are paid on an ongoing basis, they will increase the cost of your investment and may cost shareholders more than other types of sales charges.

Other share classes of of the funds, which have their own expense structure, may be offered in separate prospectuses.

Your broker-dealer receives a percentage of these sales charges and fees. In addition, John Hancock Funds, LLC may pay significant compensation out of its own resources to your broker-dealer. These payments are described in the Statement of Additional Information.


Your broker-dealer or agent may charge you a fee to effect transactions in fund shares.

--------------------------------------------------------------------------------
HOW SALES CHARGES ARE CALCULATED

Class A Sales charges are as follows:

--------------------------------------------------------------------------------
Class A sales charges
--------------------------------------------------------------------------------
                                            As a % of               As a % of
Your investment                        offering price*        your investment
Up to $99,999                                   4.50%                   4.71%
$100,000 - $249,999                             3.75%                   3.90%
$250,000 - $499,999                             2.75%                   2.83%
$500,000 - $999,999                             2.00%                   2.04%
$1,000,000 and over                         See below

*Offering price is the net asset value per share plus any initial sales charge.

You may qualify for a reduced Class A sales charge if you own or are purchasing Class A, Class B, Class C, Class I or Class R shares of John Hancock mutual funds. To receive the reduced sales charge, you must tell your broker or financial representative at the time you purchase a fund's Class A shares about any other John Hancock mutual funds held by you, your spouse or your children under the age of 21 living in the same household. This includes investments held in a retirement account, an employee benefit plan or with a broker or financial representative other than the one handling your current purchase. John Hancock will credit the combined value, at the current offering price, of all eligible accounts to determine whether you qualify for a reduced sales charge on your current purchase. You may need to provide documentation for these accounts, such as an account statement. For more information about these reduced sales charges, you may visit the funds' Web site at www.jhfunds.com. You may also consult your broker or financial representative, or refer to the section entitled "Initial Sales Charge on Class A Shares" in a fund's Statement of Additional Information. You may request a Statement of Additional Information from your broker or financial representative, access the funds' Web site at www.jhfunds.com, or call 1-800-225-5291.

Investments of $1 million or more Class A shares are available with no front-end sales charge. There is a contingent deferred sales charge (CDSC) on any Class A shares upon which a commission or finder's fee was paid that are sold within one year of purchase, as follows:

--------------------------------------------------------------------------------
Class A deferred charges on $1 million + investments
--------------------------------------------------------------------------------
                                                               CDSC on shares
Your investment                                                    being sold
First $1M - $4,999,999                                                  1.00%
Next $1 - $5M above that                                                0.50%
Next $1 or more above that                                              0.25%

For purposes of this CDSC, all purchases made during a calendar month are counted as having been made on the first day of that month.

The CDSC is based on the lesser of the original purchase cost or the current market value of the shares being sold, and is not charged on shares you acquired by reinvesting your dividends.


14  YOUR ACCOUNT

To keep your CDSC as low as possible, each time you place a request to sell shares we will first sell any shares in your account that are not subject to a CDSC.

Class B and Class C Shares are offered at their net asset value per share, without any initial sales charge.

A CDSC may be charged if a commission has been paid and you sell Class B or Class C shares within a certain time after you bought them, as described in the tables below. There is no CDSC on shares acquired through reinvestment of dividends. The CDSC is based on the original purchase cost or the current market value of the shares being sold, whichever is less. The CDSCs are as follows:


--------------------------------------------------------------------------------
Class B deferred charges
--------------------------------------------------------------------------------
                                                                      CDSC on
Years after                                                       fund shares
purchase                                                           being sold
1st year                                                                5.00%
2nd year                                                                4.00%
3rd year                                                                3.00%
4th year                                                                3.00%
5th year                                                                2.00%
6th year                                                                1.00%
After 6th year                                                           none

--------------------------------------------------------------------------------
Class C deferred charges
--------------------------------------------------------------------------------
Years after purchase                                                     CDSC
1st year                                                                1.00%
After 1st year                                                           none

For purposes of these CDSCs, all purchases made during a calendar month are counted as having been made on the first day of that month.

To keep your CDSC as low as possible, each time you place a request to sell shares we will first sell any shares in your account that carry no CDSC. If there are not enough of these to meet your request, we will sell those shares that have the lowest CDSC.

--------------------------------------------------------------------------------
SALES CHARGE REDUCTIONS AND WAIVERS

Reducing your Class A sales charges There are several ways you can combine multiple purchases of Class A shares of John Hancock funds to take advantage of the breakpoints in the sales charge schedule. The first three ways can be combined in any manner.

o Accumulation Privilege -- lets you add the value of any class of shares of any John Hancock funds you already own to the amount of your next Class A investment for the purpose of calculating the sales charge. However, Class A shares of money market funds will not qualify unless you have already paid a sales charge on those shares.

o Letter of Intention -- lets you purchase Class A shares of a fund over a 13-month period and receive the same sales charge as if all shares had been purchased at once. You can use a Letter of Intention to qualify for reduced sales charges if you plan to invest at least $100,000 in a fund's Class A shares during the next 13 months. The calculation of this amount would include Accumulations and Combinations as well as your current holdings of all classes of John Hancock funds, which includes any reinvestment of dividends and capital gains distributions. However, Class A shares of money market funds will be excluded unless you have already paid a sales charge. When you sign this letter, the funds agree to charge you the reduced sales charges listed above. Completing a Letter of Intention does not obligate you to purchase additional shares. However, if you do not buy enough shares to qualify for the lower sales charges by the earlier of the end of the 13-month period or when you sell your shares, your sales charges will be recalculated to reflect your actual purchase level. Also available for retirement plan investors is a 48-month Letter of Intention, described in the SAI.

o Combination Privilege -- lets you combine shares of all funds for purposes of calculating the Class A sales charge.

To utilize any reduction you must: Complete the appropriate section of your application, or contact your financial representative or Signature Services. Consult the SAI for additional details (see the back cover of this prospectus).

Group Investment Program A group may be treated as a single purchaser under the accumulation and combination privileges. Each investor has an individual account, but the group's investments are lumped together for sales charge purposes, making the investors potentially eligible for reduced sales charges. There is no charge, no obligation to invest (although initial investments must total at least $250 per account opened), and individual investors may close their accounts at any time.

To utilize this program you must: Contact your financial representative or Signature Services to find out how to qualify. Consult the SAI for additional details (see the back cover of this prospectus).



                                                                YOUR ACCOUNT  15

CDSC waivers As long as Signature Services is notified at the time you sell, the CDSC for each share class will generally be waived in the following cases:

o    to make payments through certain systematic withdrawal plans

o certain retirement plans participating in Merrill Lynch or PruSolutions(SM) programs

o    redemptions pursuant to a fund's right to liquidate an account less than
     $1,000

o redemptions of Class A shares made after one year from the inception of a retirement plan at John Hancock

o    to make certain distributions from a retirement plan

o    because of shareholder death or disability

To utilize a waiver you must: Contact your financial representative or Signature Services. Consult the SAI for additional details (see the back cover of this prospectus).

Reinstatement privilege If you sell shares of a John Hancock fund, you may reinvest some or all of the proceeds back into the same share class of the same John Hancock fund and account from which it was removed, within 120 days without a sales charge, as long as Signature Services or your financial representative is notified before you reinvest. If you paid a CDSC when you sold your shares, you will be credited with the amount of the CDSC.

To utilize this privilege you must: Contact your financial representative or Signature Services.

Waivers for certain investors Class A shares may be offered without front-end sales charges or CDSCs to various individuals and institutions, including:

o selling brokers and their employees and sales representatives (and their Immediate Family, as defined in the SAI)

o financial representatives utilizing fund shares in fee-based or wrap investment products under a signed fee-based or wrap agreement with John Hancock Funds, LLC

o fund trustees and other individuals who are affiliated with these or other John Hancock funds (and their Immediate Family, as defined in the SAI)

o individuals transferring assets held in a SIMPLE IRA, SEP SARSEP invested in John Hancock funds directly to an IRA

o individuals converting assets held in an IRA, SIMPLE IRA, SEP or SARSEP invested in John Hancock funds directly to a ROTH IRA

o participants in certain retirement plans with at least 100 eligible employees (one-year CDSC applies)

o participants in certain 529 plans that have a signed agreement with John Hancock Funds, LLC (one-year CDSC may apply)

o certain retirement plans participating in Merrill Lynch or PruSolutions(SM) programs

To utilize a waiver you must: Contact your financial representative or Signature Services. Consult the SAI for additional details (see the back cover of this prospectus).


Other waivers Front-end sales charges and CDSCs are generally not imposed in connection with the following transactions:

o exchanges from one John Hancock Fund to the same class of any other John Hancock Fund (see "Transaction Policies" in this prospectus for additional details)

o dividend reinvestments (see "Dividends and Account Policies" in this prospectus for additional details)

--------------------------------------------------------------------------------
OPENING AN ACCOUNT

1    Read this prospectus carefully.

2 Determine how much you want to invest. The minimum initial investments for the John Hancock funds are as follows:
     o    non-retirement account: $1,000
     o    retirement account: $500
     o    group investments: $250
     o Monthly Automatic Accumulation Plan (MAAP): $25 to open; you must invest at least $25 a month

 o there is no minimum initial investment for fee-based or wrap accounts of selling firms who have executed a fee-based or wrap agreement with John Hancock Funds, LLC

3 All shareholders must complete the account application, carefully following the instructions. When opening a corporate account, you must submit: (1) a new account application; (2) a corporate business/organization resolution certified within the past 12 months or a John Hancock Funds business/organization certification form; and (3) articles of incorporation or a government-issued business license. When opening a trust account, you must submit: (1) a new account application and (2) a copy of the trust document certified within the past 12 months. You must notify your financial representative or Signature Services if this information changes. Signature Services reserves the right to require additional documentation prior to opening any account. For more details, please contact your financial representative or call Signature Services at 1-800-225-5291.

4 Complete the appropriate parts of the account privileges application. By applying for privileges now, you can avoid the delay and inconvenience of having to file an additional application if you want to add privileges later.

5 Make your initial investment using the table on the next page. You and your financial representative can initiate any purchase, exchange or sale of shares.


16  YOUR ACCOUNT

------------------------------------------------------------------------------------------------------------------------------------
Buying shares
------------------------------------------------------------------------------------------------------------------------------------
            Opening an account                                          Adding to an account
------------------------------------------------------------------------------------------------------------------------------------
By check
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  o  Make out a check for the investment amount, payable to    o  Make out a check for the investment amount payable to
              "John Hancock Signature Services, Inc."                     "John Hancock Signature Services, Inc."

           o  Deliver the check and your completed application to       o  Fill out the detachable investment slip from an account
              your financial representative, or mail them to               statement. If no slip is available, include a note
              Signature Services (address below).                          specifying the fund name, your share class, your
                                                                           account number and the name(s) in which the account is
                                                                           registered.

                                                                        o  Deliver the check and your investment slip or note to
                                                                           your financial representative, or mail them to Signature
                                                                           Services (address below).

------------------------------------------------------------------------------------------------------------------------------------
By exchange
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  o  Call your financial representative or Signature           o  Log on to www.jhfunds.com to process exchanges between
              Services to request an exchange.                             funds.

                                                                        o  Call EASI-Line for automated service 24 hours a day using your touch-tone phone at 1-800-338-8080.

                                                                        o  Call your financial representative or Signature Services to request an exchange.

------------------------------------------------------------------------------------------------------------------------------------
By wire
------------------------------------------------------------------------------------------------------------------------------------

[GRAPHIC]  o  Deliver your completed application to your financial      o  Obtain wiring instructions by calling Signature Services.
              representative, or mail it to Signature Services.
                                                                        o  Instruct your bank to wire the amount of your investment.
           o  Obtain your account number by calling your financial
              representative or Signature Services.                     Specify the fund name, your share class, your account number and the name(s) in which the account is registered. Your
           o  Obtain wiring instructions by calling Signature Services. bank may charge a fee to wire funds.

           o  Instruct your bank to wire the amount of your investment.

           Specify the fund name, your choice of share class, the new account number and the name(s) in which the account is registered. Your bank may charge a fee to wire funds.

------------------------------------------------------------------------------------------------------------------------------------
By internet
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  See "By exchange" and "By wire."                             o  Verify that your bank or credit union is a member of the
                                                                           Automated Clearing House (ACH) system.

                                                                        o  Complete the "Bank Information" section on your account application.

                                                                        o  Log on to www.jhfunds.com to initiate purchases using
                                                                           your authorized bank account.
------------------------------------------------------------------------------------------------------------------------------------
By phone
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  See "By exchange" and "By wire."                             o  Verify that your bank or credit union is a member of the
                                                                           Automated Clearing House (ACH) system.

                                                                        o  Complete the "Bank Information" section on your account application.

                                                                        o  Call EASI-Line for automated service 24 hours a day using your touch-tone phone at 1-800-338-8080.

                                                                        o  Call your financial representative or call Signature
                                                                           Services between 8 A.M. and 7 P.M. Eastern Time on most
                                                                           business days.

                                                                        To open or add to an account using the Monthly Automatic
                                                                        Accumulation Program, see "Additional investor services."




--------------------------------------------------------------------------------
Address:

John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA 02217-1000

Phone Number: 1-800-225-5291

Or contact your financial representative for instructions and assistance.

--------------------------------------------------------------------------------


                                                                YOUR ACCOUNT  17

------------------------------------------------------------------------------------------------------------------------------------
Selling shares
------------------------------------------------------------------------------------------------------------------------------------
                                                                        To sell some or all of your shares
------------------------------------------------------------------------------------------------------------------------------------
By letter
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  o  Accounts of any type.                                     o  Write a letter of instruction or complete a stock power indicating the fund name, your share class, your account
           o  Sales of any amount.                                         number, the name(s) in which the account is registered
                                                                           and the dollar value or number of shares you wish to
                                                                           sell.

                                                                        o  Include all signatures and any additional documents that may be required (see next page).

                                                                        o  Mail the materials to Signature Services.

                                                                        o  A check will be mailed to the name(s) and address in
                                                                           which the account is registered, or otherwise according
                                                                           to your letter of instruction.

------------------------------------------------------------------------------------------------------------------------------------
By internet
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  o  Most accounts.                                            o  Log on to www.jhfunds.com to initiate redemptions from
                                                                           your funds.
           o  Sales of up to $100,000.

------------------------------------------------------------------------------------------------------------------------------------
By phone
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  o  Most accounts.                                            o  Call EASI-Line for automated service 24 hours a day using your touch-tone phone at 1-800-338-8080.
           o  Sales of up to $100,000.
                                                                        o  Call your financial representative or call Signature
                                                                           Services between 8 A.M. and 7 P.M. Eastern Time on most
                                                                           business days.

------------------------------------------------------------------------------------------------------------------------------------
By wire or electronic funds transfer (EFT)
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  o  Requests by letter to sell any amount.                    o  To verify that the Internet or telephone redemption
                                                                           privilege is in place on an account, or to request the
           o  Requests by Internet or phone to sell up to $100,000.        form to add it to an existing account, call Signature
                                                                           Services.

                                                                        o  Amounts of $1,000 or more will be wired on the next
                                                                           business day. A $4 fee will be deducted from your
                                                                           account.

                                                                        o  Amounts of less than $1,000 may be sent by EFT or by
                                                                           check. Funds from EFT transactions are generally
                                                                           available by the second business day. Your bank may
                                                                           charge a fee for this service.

------------------------------------------------------------------------------------------------------------------------------------
By exchange
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  o  Accounts of any type.                                     o  Obtain a current prospectus for the fund into which you are exchanging by Internet or by calling your financial
           o  Sales of any amount.                                         representative or Signature Services.

                                                                        o  Log on to www.jhfunds.com to process exchanges between
                                                                           your funds.

                                                                        o  Call EASI-Line for automated service 24 hours a day using your touch-tone phone at 1-800-338-8080.

                                                                        o  Call your financial representative or Signature Services to request an exchange.

------------------------------------------------------------------------------------------------------------------------------------
By check
------------------------------------------------------------------------------------------------------------------------------------
[GRAPHIC]  o  Government Income, Investment Grade Bond and Strategic    o  Request checkwriting on your account application.
              Income only.
                                                                        o  Verify that the shares to be sold were purchased more
           o  Any account with checkwriting privileges.                    than 10 days earlier or were purchased by wire.

           o  Sales of over $100 and up to $100,000.                    o  Write a check for any amount over $100 and up to
                                                                           $100,000.



18  YOUR ACCOUNT

Selling shares in writing In certain circumstances, you will need to make your request to sell shares in writing. You may need to include additional items with your request, unless they were previously provided to Signature Services and are still accurate. These items are shown in the table below. You may also need to include a signature guarantee, which protects you against fraudulent orders. You will need a signature guarantee if:

o  your address of record has changed within the past 30 days

o  you are selling more than $100,000 worth of shares

o you are requesting payment other than by a check mailed to the address of record and payable to the registered owner(s)

You will need to obtain your signature guarantee from a member of the Signature Guarantee Medallion Program. Most brokers and securities dealers are members of this program. A notary public CANNOT provide a signature guarantee.


------------------------------------------------------------------------------------------------------------------------------------
Seller                                                                  Requirements for written requests
------------------------------------------------------------------------------------------------------------------------------------

Owners of individual, joint, or UGMA/UTMA accounts                      o  Letter of instruction.
(custodial accounts for minors).
                                                                        o  On the letter, the signatures of all persons authorized to sign for the account, exactly as the account is
                                                                           registered.

                                                                        o  Signature guarantee if applicable (see above).

Owners of corporate, sole proprietorship, general partner or            o  Letter of instruction.
association accounts.
                                                                        o  Corporate business/organization resolution, certified
                                                                           within the past 12 months, or a John Hancock Funds
                                                                           business/organization certification form.

                                                                        o  On the letter and the resolution, the signature of the
                                                                           person(s) authorized to sign for the account.

                                                                        o  Signature guarantee if applicable (see above).

Owners or trustees of trust accounts.                                   o  Letter of instruction.

                                                                        o  On the letter, the signature(s) of the trustee(s).

                                                                        o  Copy of the trust document certified within the past 12 months or a John Hancock Funds trust certification form.

                                                                        o  Signature guarantee if applicable (see above).


Joint tenancy shareholders with rights of survivorship with             o  Letter of instruction signed by surviving tenant.
a deceased co-tenant(s).
                                                                        o  Copy of death certificate.


                                                                        o  Signature guarantee if applicable (see above).

Executors of shareholder estates.                                       o  Letter of instruction signed by executor.

                                                                        o  Copy of order appointing executor, certified within the past 12 months.

                                                                        o  Signature guarantee if applicable (see above).

Administrators, conservators, guardians and other sellers or            o  Call 1-800-225-5291 for instructions.
account types not listed above.


--------------------------------------------------------------------------------
Address:
John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA 02217-1000

Phone Number: 1-800-225-5291

Or contact your financial representative for instructions and assistance.

--------------------------------------------------------------------------------


To sell shares through a systematic withdrawal plan, see "Additional investor services."


                                                                YOUR ACCOUNT  19

--------------------------------------------------------------------------------

TRANSACTION POLICIES

Valuation of shares The net asset value (NAV) per share for each fund and class is determined each business day at the close of regular trading on the New York Stock Exchange (typically 4 P.M. Eastern time). Each fund generally values its portfolio of fixed-income securities, equity securities and other investments using closing market prices or readily available market quotations. When closing market prices or market quotations are not readily available, or are considered by the Adviser to be unreliable, a fund will use a security's fair value. Fair value is the valuation of a security determined on the basis of factors other than market value in accordance with procedures approved by the board of trustees. All methods of determining the value of a security used by a fund, including those discussed below, on a basis other than market value, are forms of fair value. The use of fair value pricing by a fund may cause the net asset value of its shares to differ from the net asset value that would be calculated only using market prices. The Adviser may determine that the closing market price no longer accurately reflects the value of a security for a variety of reasons that affect either the relevant securities markets generally or the specific issuer. For example, with respect to non-U.S. securities held by a fund, developments relating to specific events, the securities markets or the specific issuer may occur between the time the primary market closes and the time the fund determines its net asset value. In those circumstances when the fund believes the price of the security may be affected, the fund uses the fair value of the security. In certain circumstances a fund may use a pricing service for this purpose. Foreign stocks or other portfolio securities held by a fund may trade on U.S. holidays and weekends, even though the fund's shares will not be priced on those days. This may change the fund's NAV on days when you cannot buy or sell fund shares. For market prices and quotations, as well as for some fair value methods, the funds rely upon securities prices provided by pricing services. Certain types of securities, including some fixed-income securities, are regularly priced using fair value rather than market prices. The funds use a pricing matrix to determine the value of fixed-income securities that do not trade daily. A pricing matrix is a means of valuing a debt security on the basis of current market prices for other debt securities and historical trading patterns in the market for fixed-income securities. The funds value debt securities with remaining maturities of 60 days or less at amortized cost. For more information on the valuation of shares, please see the Statement of Additional Information (SAI).

Buy and sell prices When you buy shares, you pay the NAV plus any applicable sales charges, as described earlier. When you sell shares, you receive the NAV minus any applicable deferred sales charges.

Execution of requests Each fund is open on those days when the New York Stock Exchange is open, typically Monday through Friday. Buy and sell requests are executed at the next NAV to be calculated after Signature Services receives your request in good order.


At times of peak activity, it may be difficult to place requests by phone. During these times, consider using EASI-Line, accessing www.jhfunds.com or sending your request in writing.

In unusual circumstances, any fund may temporarily suspend the processing of sell requests, or may postpone payment of proceeds for up to three business days or longer, as allowed by federal securities laws.

Telephone transactions For your protection, telephone requests may be recorded in order to verify their accuracy. Also for your protection, telephone redemption transactions are not permitted on accounts whose names or addresses have changed within the past 30 days. Proceeds from telephone transactions can only be mailed to the address of record.

Exchanges You may exchange shares of one John Hancock fund for shares of the same class of any other, generally without paying any additional sales charges. The registration for both accounts involved must be identical.

Class B and Class C shares will continue to age from the original date and will retain the same CDSC rate. A CDSC rate that has increased will drop again with a future exchange into a fund with a lower rate. A fund may change or cancel its exchange policies at any time, upon 60 days' notice to its shareholders. For further details, see "Additional Services and Programs" in the SAI (see the back cover of this prospectus).

Excessive trading The funds are intended for long-term investment purposes only and do not knowingly accept shareholders who engage in "market timing" or other types of excessive short-term trading. Short-term trading into and out of a fund can disrupt portfolio investment strategies and may increase fund expenses for all shareholders, including long-term shareholders who do not generate these costs.

Right to reject or restrict purchase and exchange orders Purchases and exchanges should be made primarily for investment purposes. The funds reserve the right to restrict, reject or cancel (with respect to cancellations, within one day of the order), for any reason and without any prior notice, any purchase or exchange order, including transactions representing excessive trading and transactions accepted by any shareholder's financial intermediary. For example, the funds may in their discretion restrict, reject or cancel a purchase or exchange order even if the transaction is not subject to the specific "Limitation on exchange activity" described below if the funds or their agents determine that accepting the order could interfere with the efficient management of a fund's portfolio or otherwise not be in the fund's best interest in light of unusual trading activity related to your account. In the event that the funds reject or cancel an exchange request, neither the redemption nor the purchase side of the exchange will be processed. If you would like the redemption request to be processed even if the purchase order is rejected, you should submit separate redemption and purchase orders rather than placing an exchange order. The funds reserve the right to delay for up to one business day, consistent with applicable law, the processing of exchange requests in the event that, in the funds' judgment, such delay would be in the funds' best interest, in which case both the



20  YOUR ACCOUNT
redemption and purchase side of the exchange will receive the funds' net asset values at the conclusion of the delay period. The funds, through their agents in their sole discretion, may impose these remedial actions at the account holder level or the underlying shareholder level.

Exchange limitation policies The funds' board of trustees has adopted the following policies and procedures by which the funds, subject to the limitations described below, take steps reasonably designed to curtail excessive trading practices.

Limitation on exchange activity The funds, through their agents, undertake to use their best efforts to exercise the funds' right to restrict, reject or cancel purchase and exchange orders, as described above, if an account holder, who purchases or exchanges into a fund account in an amount of $5,000 or more, exchanges $1,000 or more out of that fund account within 30 calendar days on three occasions during any 12-month period. Nothing in this paragraph limits the right of the funds to refuse any purchase or exchange order, as discussed above under "Right to reject or restrict purchase and exchange orders".

Exchanges made on the same day in the same account are aggregated for purposes of counting the number and dollar amount of exchanges made by the account holder. The exchange limits referenced above will not be imposed or may be modified under certain circumstances. For example: These exchange limits may be modified for accounts held by certain retirement plans to conform to plan exchange limits, ERISA considerations or Department of Labor regulations. Certain automated or pre-established exchange, asset allocation and dollar cost averaging programs are not subject to these exchange limits. These programs are excluded from the exchange limitation since the funds believe that they are advantageous to shareholders and do not offer an effective means for market timing or excessive trading strategies. These investment tools involve regular and predetermined purchase or redemption requests made well in advance of any knowledge of events affecting the market on the date of the purchase or redemption.

These exchange limits are subject to the funds' ability to monitor exchange activity, as discussed under "Limitation on the ability to detect and curtail excessive trading practices" below. Depending upon the composition of a fund's shareholder accounts and in light of the limitations on the ability of the funds to detect and curtail excessive trading practices, a signifi-cant percentage of a fund's shareholders may not be subject to the exchange limitation policy described above. In applying the exchange limitation policy, the funds consider information available to them at the time and reserve the right to consider trading activity in a single account or multiple accounts under common ownership, control or influence.

Limitation on the ability to detect and curtail excessive trading practices Shareholders seeking to engage in excessive trading practices sometimes deploy a variety of strategies to avoid detection, and, despite the efforts of the funds to prevent their excessive trading, there is no guarantee that the funds or their agents will be able to identify such shareholders or curtail their trading practices. The ability of the funds and their agents to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations. Because the funds will not always be able to detect frequent trading activity, investors should not assume that the funds will be able to detect or prevent all frequent trading or other practices that disadvantage the funds. For example, the ability of the funds to monitor trades that are placed by omnibus or other nominee accounts is severely limited in those instances in which the financial intermediary, including a financial adviser, broker, retirement plan administrator or fee-based program sponsor, maintains the records of a fund's underlying beneficial owners. Omnibus or other nominee account arrangements are common forms of holding shares of a fund, particularly among certain financial intermediaries such as financial advisers, brokers, retirement plan administrators or fee-based program sponsors. These arrangements often permit the financial intermediary to aggregate their clients' transactions and ownership positions and do not identify the particular underlying shareholder(s) to the funds.

Excessive trading risk To the extent that the funds or their agents are unable to curtail excessive trading practices in a fund, these practices may interfere with the efficient management of the fund's portfolio, and may result in the fund engaging in certain activities to a greater extent than it otherwise would, such as maintaining higher cash balances, using its line of credit and engaging in portfolio transactions. Increased portfolio transactions and use of the line of credit would correspondingly increase a fund's operating costs and decrease the fund's investment performance. Maintenance of higher levels of cash balances would likewise result in lower fund investment performance during periods of rising markets.

While excessive trading can potentially occur in any fund, certain types of funds are more likely than others to be targets of excessive trading. For example:

o A fund that invests a significant portion of its assets in below investment-grade (junk) bonds, that may trade infrequently or are fair valued as discussed under "Valuation of shares," entails a greater risk of excessive trading, as investors may seek to trade fund shares in an effort to benefit from their understanding of the value of those types of securities (referred to as price arbitrage).

o A fund that invests a material portion of its assets in securities of non-U.S. issuers may be a potential target for excessive trading if investors seek to engage in price arbitrage based upon general trends in the securities markets that occur subsequent to the close of the primary market for such securities.

o A fund that invests a significant portion of its assets in small-or mid-capitalization stocks or securities in particular industries, that may trade infrequently or are fair valued as discussed under "Valuation of shares," entails a greater risk of excessive trading, as investors may seek to trade fund shares in an effort to benefit from their understanding of the value of those types of securities.


YOUR ACCOUNT  21

Any frequent trading strategies may interfere with efficient management of a fund's portfolio. A fund that invests in the types of securities discussed above may be exposed to this risk to a greater degree than a fund that invests in highly liquid securities. These risks would be less significant, for example, in a fund that primarily invests in U.S. government securities, money market instruments, investment-grade corporate issuers or large-capitalization U.S. equity securities. Any successful price arbitrage may cause dilution in the value of the fund shares held by other shareholders.

Account information John Hancock Funds is required by law to obtain information for verifying an account holder's identity. For example, an individual will be required to supply name, address, date of birth and social security number. If you do not provide the required information, we may not be able to open your account. If verification is unsuccessful, John Hancock Funds may close your account, redeem your shares at the next NAV minus any applicable sales charges and take any other steps that it deems reasonable.

Certificated shares The funds no longer issue share certifi-cates. Shares are electronically recorded. Any existing certificated shares can only be sold by returning the certificated shares to Signature Services, along with a letter of instruction or a stock power and a signature guarantee.

Sales in advance of purchase payments When you place a request to sell shares for which the purchase money has not yet been collected, the request will be executed in a timely fashion, but the fund will not release the proceeds to you until your purchase payment clears. This may take up to ten business days after the purchase.

--------------------------------------------------------------------------------
DIVIDENDS AND ACCOUNT POLICIES

Account statements In general, you will receive account statements as follows:

o after every transaction (except a dividend reinvestment, automatic investment or systematic withdrawal) that affects your account balance

o    after any changes of name or address of the registered owner(s)

o    in all other circumstances, every quarter

Every year you should also receive, if applicable, a Form 1099 tax information statement, mailed by January 31.

Dividends The funds generally declare dividends daily and pay them monthly. Capital gains, if any, are distributed annually, typically after the end of a fund's fiscal year. Most of these funds' dividends are income dividends. Your dividends begin accruing the day after the fund receives payment and continue through the day your shares are actually sold.

Dividend reinvestments Most investors have their dividends reinvested in additional shares of the same fund and class. If you choose this option, or if you do not indicate any choice, your dividends will be reinvested on the dividend record date. Alternatively, you can choose to have a check for your dividends and capital gains in the amount of more than $10 mailed to you. However, if the check is not deliverable or the combined dividend and capital gains amount is $10 or less, your proceeds will be reinvested. If five or more of your dividend or capital gains checks remain uncashed after 180 days, all subsequent dividends and capital gains will be reinvested. No front-end sales charge or CDSC will be imposed on shares derived from reinvestment of dividends or capital gains distributions.

Taxability of dividends Dividends you receive from a fund, whether reinvested or taken as cash, are generally considered taxable. Dividends from a fund's short-term capital gains are taxable as ordinary income. Dividends from a fund's long-term capital gains are taxable at a lower rate. Whether gains are short-term or long-term depends on the fund's holding period. Some dividends paid in January may be taxable as if they had been paid the previous December.

The Form 1099 that is mailed to you every January details your dividends and their federal tax category, although you should verify your tax liability with your tax professional.

Taxability of transactions Any time you sell or exchange shares, it is considered a taxable event for you. Depending on the purchase price and the sale price of the shares you sell or exchange, you may have a gain or a loss on the transaction. You are responsible for any tax liabilities generated by your transactions.

Small accounts (non-retirement only) If you draw down a non-retirement account so that its total value is less than $1,000, you may be asked to purchase more shares within 30 days. If you do not take action, your fund may close out your account and mail you the proceeds. Alternatively, your account may charge you $20 a year to maintain your account. You will not be charged a CDSC if your account is closed for this reason. Your account will not be closed or charged this fee if its drop in value is due to fund performance or the effects of sales charges. If your account balance is $100 or less and no action is taken, the account will be liquidated.


22  YOUR ACCOUNT

--------------------------------------------------------------------------------
ADDITIONAL INVESTOR SERVICES

Monthly Automatic Accumulation Program (MAAP)
MAAP lets you set up regular investments from your paycheck or bank account to the John Hancock fund(s) of your choice. You determine the frequency and amount of your investments, and you can terminate your program at any time. To establish:

o    Complete the appropriate parts of your account application.

o If you are using MAAP to open an account, make out a check ($25 minimum) for your first investment amount payable to "John Hancock Signature Services, Inc." Deliver your check and application to your financial representative or Signature Services.

Systematic withdrawal plan This plan may be used for routine bill payments or periodic withdrawals from your account. To establish:

o    Make sure you have at least $5,000 worth of shares in your account.

o Make sure you are not planning to invest more money in this account (buying shares during a period when you are also selling shares of the same fund is not advantageous to you, because of sales charges).

o Specify the payee(s). The payee may be yourself or any other party, and there is no limit to the number of payees you may have, as long as they are all on the same payment schedule.

o Determine the schedule: monthly, quarterly, semi-annually, annually or in certain selected months.

o Fill out the relevant part of the account application. To add a systematic withdrawal plan to an existing account, contact your financial representative or Signature Services.

Retirement plans John Hancock Funds offers a range of retirement plans, including traditional, Roth and Coverdell ESAs, SIMPLE plans and SEPs. Using these plans, you can invest in any John Hancock fund (except tax-free income funds) with a low minimum investment of $500 or, for some group plans, no minimum investment at all. To find out more, call Signature Services at 1-800-225-5291.

Fund securities The funds' portfolio securities disclosure policy can be found in each fund's Statement of Additional Information and on the funds' Web site, www.jhfunds.com. The funds' Web site also lists fund holdings. Portfolio holding information is posted on the funds' Web site each month on a one month lag and is available on the funds' Web site until a fund files its next form N-CSR or Form N-Q with the Securities and Exchange Commission ("SEC"). Portfolio holding information as filed with the SEC on Forms N-CSR and N-Q is also made available on the funds' Web site.



YOUR ACCOUNT  23

Fund details

--------------------------------------------------------------------------------
BUSINESS STRUCTURE

The diagram below shows the basic business structure used by the John Hancock income funds. Each fund's board of trustees oversees the fund's business activities and retains the services of the various firms that carry out the fund's operations.

The trustees of the Government Income, High Yield and Investment Grade Bond funds have the power to change these funds' respective investment goals without shareholder approval.

The trustees of Bond, Government Income, High Yield and Investment Grade Bond funds have the power to change the focus of each fund's 80% investment policy without shareholder approval. A fund will provide shareholders with written notice at least 60 days prior to a change in its 80% investment policy.

Management fees The management fees paid to the investment adviser by the John Hancock income funds last fiscal year are as follows:

--------------------------------------------------------------------------------
Fund                                                            % of net assets
--------------------------------------------------------------------------------

Bond                                                                    0.50%
Government Income                                                       0.55%*
High Yield                                                              0.51%
Investment Grade Bond                                                   0.40%
Strategic Income                                                        0.36%


*After expense reimbursement.

                                                            ------------
                                                            Shareholders  -----------------------------
                                                            ------------                              |
                                                                  |                                   |
                                                                  |                                   |
  ---                                        -------------------------------------------              |
   ^                                                Financial services firms and                      |
   |                                                    their representatives                         |
   |                                                                                                  |
   |                                  |----  Advise current and prospective shareholders  ------------|
   |       Distribution and           |          on their fund investments, often in                  |
   |     shareholder services         |       the context of an overall financial plan.               |
   |                                  |      -------------------------------------------              |
   |                                  |                                                               |
   |               -------------------------------------------             -------------------------------------------------
   |                          Principal distributor                                         Transfer agent
   |
   |                         John Hancock Funds, LLC                             John Hancock Signature Services, Inc.
   |
   |                Markets the funds and distributes shares                Handles shareholder services, including record-
   |               through selling brokers, financial planners             keeping and statements, distribution of dividends
   v                  and other financial representatives.                     and processing of buy and sell requests.
  ---              -------------------------------------------             -------------------------------------------------
                                      |                                                               |
                                      |                                                               |
                                      |--------------------------------|------------------------------|
                                                                       |
                                      -------------------------------  |   -------------------------------------                 ---
                                            Investment adviser         |                 Custodian                                ^

                                        John Hancock Advisers, LLC     |           The Bank of New York                           |
                                            601 Congress Street        |              One Wall Street                   Asset     |
                                           Boston, MA 02210-2805       |            New York, NY 10286               management   |
                                                                       |                                                          |
                                      Manages the funds' business and  |   Holds the funds' assets, settles all                   |
                                          investment activities.       |   portfolio trades and collects most of                  |
                                      -------------------------------  |      the valuation data required for                     |
                                                     |                 |       calculating each fund's NAV.                       v
                                                     |                 |   -------------------------------------                 ---

                                                     |                 |                    |
                                                     ------------------|---------------------
                                                                       |
                                                         ------------------------------
                                                                    Trustees

                                                         Oversee the funds' activities.
                                                         ------------------------------


24  FUND DETAILS

--------------------------------------------------------------------------------
MANAGEMENT BIOGRAPHIES

Below is an alphabetical list of the portfolio managers for the John Hancock income funds. It is a brief summary of their business careers over the past five years. The Statement of Additional Information for each fund includes additional information about its portfolio manager(s), including information about their compensation, accounts they manage other than the fund, and their ownership of fund shares, if any.


Arthur N. Calavritinos, CFA
--------------------------------------------------------------------------------
Vice president
Joined John Hancock Advisers in 1988
Began business career in 1986

Frederick L. Cavanaugh, Jr.
--------------------------------------------------------------------------------
Senior vice president
Joined John Hancock Advisers in 1986
Began business career in 1975

Barry H. Evans, CFA
--------------------------------------------------------------------------------
Senior vice president
Joined John Hancock Advisers in 1986
Began business career in 1986

Jeffrey N. Given, CFA
--------------------------------------------------------------------------------
Joined John Hancock Advisers in 1993
Began business career in 1993

Howard C. Greene, CFA
--------------------------------------------------------------------------------
Senior vice president
Joined John Hancock Advisers in 2002
Vice president at Sun Life Financial Services Company of Canada (1987-2002) Began business career in 1979

John F. Iles
--------------------------------------------------------------------------------
Vice president
Joined John Hancock Advisers in 1999
Began business career in 1984

Daniel S. Janis, III
--------------------------------------------------------------------------------
Vice president
Joined John Hancock Advisers in 1999
Began business career in 1984

Benjamin A. Matthews
--------------------------------------------------------------------------------
Vice president
Joined John Hancock Advisers in 1995
Began business career in 1970


FUND DETAILS  25

FINANCIAL HIGHLIGHTS

These tables detail the performance of each fund's share classes, including total return information showing how much an investment in the fund has increased or decreased each year.

Bond Fund

Figures for the years ended 5-31-03, 5-31-04 and 5-31-05 were audited by PricewaterhouseCoopers LLP.


CLASS A SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1)     5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                  $13.93        $14.69         $14.71      $15.69      $14.98
Net investment income(3)                                                0.92          0.82           0.72        0.70        0.67
Net realized and unrealized gain (loss) on investments                  0.76          0.06           1.02      (0.65)        0.38
Total from investment operations                                        1.68          0.88           1.74        0.05        1.05
Less distributions
From net investment income                                            (0.92)        (0.86)         (0.76)      (0.76)      (0.73)
Net asset value, end of period                                        $14.69        $14.71         $15.69      $14.98      $15.30
Total return(4) (%)                                                    12.38          6.10          12.26        0.31        7.11(5)
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                               $1,140        $1,144         $1,192      $1,047      $1,012
Ratio of expenses to average net assets (%)                             1.12          1.11           1.12        1.09        1.05
Ratio of adjusted expenses to average net assets(6) (%)                   --            --             --          --        1.06
Ratio of net investment income to average net assets (%)                6.38          5.51           4.84        4.55        4.41
Portfolio turnover (%)                                                   235           189            273         241         139

CLASS B SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                  $13.93        $14.69         $14.71      $15.69      $14.98
Net investment income(3)                                                0.83          0.72           0.62        0.59        0.57
Net realized and unrealized gain (loss) on investments                  0.76          0.06           1.02      (0.65)        0.37
Total from investment operations                                        1.59          0.78           1.64      (0.06)        0.94
Less distributions
From net investment income                                            (0.83)        (0.76)         (0.66)      (0.65)      (0.62)
Net asset value, end of period                                        $14.69        $14.71         $15.69      $14.98      $15.30
Total return(4) (%)                                                    11.64          5.37          11.48      (0.39)        6.37(5)
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                 $218          $236           $233        $164        $128
Ratio of expenses to average net assets (%)                             1.78          1.81           1.82        1.79        1.75
Ratio of adjusted expenses to average net assets(6) (%)                   --            --             --          --        1.76
Ratio of net investment income to average net assets (%)                5.71          4.81           4.15        3.84        3.70
Portfolio turnover (%)                                                   235           189            273         241         139



26  FUND DETAILS

CLASS C SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                  $13.93        $14.69         $14.71      $15.69      $14.98
Net investment income(3)                                                0.82          0.72           0.62        0.59        0.57
Net realized and unrealized gain (loss) on investments                  0.76          0.06           1.02      (0.64)        0.37
Total from investment operations                                        1.58          0.78           1.64      (0.05)        0.94
Less distributions
From net investment income                                            (0.82)        (0.76)         (0.66)      (0.66)      (0.62)
Net asset value, end of period                                        $14.69        $14.71         $15.69      $14.98      $15.30
Total return(4) (%)                                                    11.60          5.36          11.48      (0.39)        6.37(5)
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                  $26           $44            $45         $32        $ 28
Ratio of expenses to average net assets (%)                             1.82          1.81           1.82        1.79        1.75
Ratio of adjusted expenses to average net assets(6) (%)                   --            --             --          --        1.76
Ratio of net investment income to average net assets (%)                5.66          4.81           4.15        3.84        3.71
Portfolio turnover (%)                                                   235           189            273         241         139

(1)  Audited by previous auditor.
(2) As required, effective June 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, relating to the amortization of premiums and accretion of discounts on debt securities. The effect of this change on per share amounts for the year ended May 31, 2002, was to decrease net investment income per share by $0.04, increase net realized and unrealized gains per share by $0.04 and, had the Fund not made these changes to amortization and accretion, the ratio of net investment income to average net assets would have been 5.81%, 5.11% and 5.09% for Class A, Class B and Class C shares, respectively. Per share ratios and supplemental data for periods prior to June 1, 2001, have not been restated to reflect this change in presentation.
(3)  Based on the average of the shares outstanding.
(4) Assumes dividend reinvestment and does not reflect the effect of sales charges.
(5) Total return would have been lower had certain expenses not been reduced during the period shown.
(6)  Does not take into effect expense reductions during the period shown.

--------------------------------------------------------------------------------
The following returns are not audited and are not part of the audited financial highlights presented above:
Without the expense reductions, returns for the year ended May 31, 2005 would have been 7.10% for Class A, 6.36% for Class B and 6.36% for Class C.


FUND DETAILS  27

Government Income Fund
Figures for the years ended 5-31-03, 5-31-04 and 5-31-05 were audited by Deloitte & Touche LLP.

CLASS A SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $8.58         $9.06          $9.21       $9.82       $9.16
Net investment income(3)                                                0.55          0.47           0.36        0.30        0.33
Net realized and unrealized gain (loss) on investments                  0.48          0.19           0.65      (0.61)        0.15
Total from investment operations                                        1.03          0.66           1.01      (0.31)        0.48
Less distributions
From net investment income                                            (0.55)        (0.51)         (0.40)      (0.35)      (0.38)
Net asset value, end of period                                         $9.06         $9.21          $9.82       $9.16       $9.26
Total return(4),(5) (%)                                                12.26          7.37          11.12      (3.13)        5.31
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                 $521          $532           $565        $456        $415
Ratio of expenses to average net assets (%)                             1.02          1.04           1.04        1.07        1.07
Ratio of adjusted expenses to average net assets(6) (%)                 1.15          1.17           1.17        1.17        1.12
Ratio of net investment income to average net assets (%)                6.13          5.04           3.76        3.20        3.57
Portfolio turnover (%)                                                    68           110            400         411         316

CLASS B SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $8.58         $9.06          $9.21       $9.82       $9.16
Net investment income(3)                                                0.48          0.40           0.28        0.23        0.26
Net realized and unrealized gain (loss) on investments                  0.48          0.19           0.65      (0.61)        0.15
Total from investment operations                                        0.96          0.59           0.93      (0.38)        0.41
Less distributions
From net investment income                                            (0.48)        (0.44)         (0.32)      (0.28)      (0.31)
Net asset value, end of period                                         $9.06         $9.21          $9.82       $9.16       $9.26
Total return(4),(5) (%)                                                11.44          6.57          10.30      (3.85)        4.53
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                  $93           $86           $128         $63         $44
Ratio of expenses to average net assets (%)                             1.75          1.79           1.79        1.82        1.82
Ratio of adjusted expenses to average net assets(6) (%)                 1.88          1.92           1.92        1.92        1.87
Ratio of net investment income to average net assets (%)                5.41          4.29           2.97        2.39        2.82
Portfolio turnover (%)                                                    68           110            400         411         316

CLASS C SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $8.58         $9.06          $9.21       $9.82       $9.16
Net investment income(3)                                                0.48          0.40           0.27        0.22        0.26
Net realized and unrealized gain (loss) on investments                  0.48          0.19           0.66      (0.60)        0.15
Total from investment operations                                        0.96          0.59           0.93      (0.38)        0.41
Less distributions
From net investment income                                            (0.48)        (0.44)         (0.32)      (0.28)      (0.31)
Net asset value, end of period                                         $9.06         $9.21          $9.82       $9.16       $9.26
Total return(4),(5) (%)                                                11.42          6.57          10.30      (3.85)        4.53
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                   $2            $7            $26         $8           $6
Ratio of expenses to average net assets (%)                             1.77          1.79           1.79       1.82         1.82
Ratio of adjusted expenses to average net assets(6) (%)                 1.90          1.92           1.92       1.92         1.87
Ratio of net investment income to average net assets (%)                5.30          4.29           2.86       2.31         2.83
Portfolio turnover (%)                                                    68           110            400        411          316

(1)  Audited by previous auditor.
(2) As required, effective June 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, relating to the amortization of premiums and accretion of discounts on debt securities. The effect of this change on per share amounts for the year ended May 31, 2002, was to decrease net investment income per share by $0.04, increase net realized and unrealized gains per share by $0.04 and, had the Fund not made these changes to amortization and accretion, the ratio of net investment income to average net assets would have been 5.49%, 4.74% and 4.74% for Class A, Class B and Class C shares, respectively. Per share ratios and supplemental data for periods prior to June 1, 2001, have not been restated to reflect this change in presentation.
(3)  Based on the average of the shares outstanding.
(4) Assumes dividend reinvestment and does not reflect the effect of sales charges.
(5) Total returns would have been lower had certain expenses not been reduced during the periods shown.
(6) Does not take into consideration expense reductions during the periods shown.

--------------------------------------------------------------------------------
The following returns are not audited and are not part of the audited financial highlights presented above:
Without the expense reductions, returns for the years ended May 31, 2001, 2002, 2003, 2004 and 2005 would have been 12.13%, 7.24%, 10.99%, (3.23%) and 5.26% for
Class A, 11.31%, 6.44%, 10.17%, (3.95%) and 4.48% for Class B and 11.29%, 6.44%,
10.17%, (3.95%) and 4.48% for Class C, respectively.


28  FUND DETAILS

High Yield Fund
Figures for the years ended 5-31-03, 5-31-04 and 5-31-05 were audited by Deloitte & Touche LLP.

CLASS A SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $5.87         $5.11          $4.72       $4.69       $5.05
Net investment income(3)                                                0.65          0.47           0.45        0.42        0.38
Net realized and unrealized gain (loss) on investments                (0.76)        (0.32)         (0.01)        0.37        0.02
Total from investment operations                                      (0.11)          0.15           0.44        0.79        0.40
Less distributions
From net investment income                                            (0.65)        (0.54)         (0.47)      (0.43)      (0.40)
Net asset value, end of period                                         $5.11         $4.72          $4.69       $5.05       $5.05
Total return(4) (%)                                                   (1.82)          3.59          11.05       17.18        8.09
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                 $228          $254           $297        $343        $347
Ratio of expenses to average net assets (%)                             0.99          1.02           1.04        0.96        1.00
Ratio of net investment income to average net assets (%)               10.87          9.85          10.54        8.09        7.49
Portfolio turnover (%)                                                    57            69             49          49          30

CLASS B SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $5.87         $5.11          $4.72       $4.69       $5.05
Net investment income(3)                                                0.61          0.43           0.42        0.39        0.34
Net realized and unrealized gain (loss) on investments                (0.76)        (0.32)         (0.01)        0.37        0.02
Total from investment operations                                      (0.15)          0.11           0.41        0.76        0.36
Less distributions
From net investment income                                            (0.61)        (0.50)         (0.44)      (0.40)      (0.36)
Net asset value, end of period                                         $5.11         $4.72          $4.69       $5.05       $5.05
Total return(4) (%)                                                   (2.51)          2.81          10.23       16.31        7.30
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                 $571          $515           $512        $481        $385
Ratio of expenses to average net assets (%)                             1.68          1.77           1.79        1.72        1.74
Ratio of net investment income to average net assets (%)               10.87          9.10           9.92        7.43        6.78
Portfolio turnover (%)                                                    57            69             49          49          30

CLASS C SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $5.87         $5.11          $4.72       $4.69       $5.05
Net investment income(3)                                                0.61          0.43           0.41        0.38        0.34
Net realized and unrealized gain (loss) on investments                (0.76)        (0.32)             --(5)     0.38        0.02
Total from investment operations                                      (0.15)          0.11           0.41        0.76        0.36
Less distributions
From net investment income                                            (0.61)        (0.50)         (0.44)      (0.40)      (0.36)
Net asset value, end of period                                         $5.11         $4.72          $4.69       $5.05       $5.05
Total return(4) (%)                                                   (2.57)          2.81          10.23       16.31        7.29
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                  $40           $61           $108        $134        $131
Ratio of expenses to average net assets (%)                             1.74          1.77           1.79        1.72        1.75
Ratio of net investment income to average net assets (%)               10.87          9.10           9.72        7.33        6.74
Portfolio turnover (%)                                                    57            69             49          49          30

(1)  Audited by previous auditor.
(2) As required, effective June 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, relating to the amortization of premiums and accretion of discounts on debt securities. The effect of this change on per share amounts for the year ended May 31, 2002, was to decrease net investment income per share by $0.01, decrease net realized and unrealized losses per share by $0.01 and, had the Fund not made these changes to amortization and accretion, the ratio of net investment income to average net assets would have been 10.16%, 9.41% and 9.41% for Class A, Class B and Class C shares, respectively. Per share ratios and supplemental data for periods prior to June 1, 2001, have not been restated to reflect this change in presentation.
(3)  Based on the average of the shares outstanding.
(4) Assumes dividend reinvestment and does not reflect the effect of sales charges.
(5)  Less than $0.01 per share.


FUND DETAILS  29

Investment Grade Bond Fund
Figures for the years ended 5-31-03, 5-31-04 and 5-31-05 were audited by Deloitte & Touche LLP.

CLASS A SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $9.18         $9.64          $9.78      $10.47       $9.92
Net investment income(3)                                                0.60          0.48           0.43        0.40        0.39
Net realized and unrealized gain (loss) on investments                  0.46          0.19           0.75      (0.50)        0.18
Total from investment operations                                        1.06          0.67           1.18      (0.10)        0.57
Less distributions
From net investment income                                            (0.60)        (0.53)         (0.49)      (0.45)      (0.43)
Net asset value, end of period                                         $9.64         $9.78         $10.47       $9.92      $10.06
Total return(4) (%)                                                    11.83          6.97          12.35      (0.97)        5.79(5)
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                 $145          $159           $176        $144        $136
Ratio of expenses to average net assets (%)                             1.05          1.02           1.03        1.03        1.03
Ratio of adjusted expenses to average net assets(6) (%)                   --            --             --          --        1.04
Ratio of net investment income to average net assets (%)                6.30          4.93           4.30        3.92        3.86
Portfolio turnover (%)                                                   328           573            693         312         222

CLASS B SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $9.18         $9.64          $9.78      $10.47       $9.92
Net investment income(3)                                                0.53          0.41           0.36        0.32        0.32
Net realized and unrealized gain (loss) on investments                  0.46          0.19           0.74      (0.50)        0.17
Total from investment operations                                        0.99          0.60           1.10      (0.18)        0.49
Less distributions
From net investment income                                            (0.53)        (0.46)         (0.41)      (0.37)      (0.35)
Net asset value, end of period                                         $9.64         $9.78         $10.47       $9.92      $10.06
Total return(4) (%)                                                    11.03          6.18          11.52      (1.71)        5.01(5)
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                  $28           $35            $55         $33         $22
Ratio of expenses to average net assets (%)                             1.77          1.77           1.78        1.78        1.78
Ratio of adjusted expenses to average net assets(6) (%)                   --            --             --          --        1.79
Ratio of net investment income to average net assets (%)                5.59          4.18           3.54        3.17        3.12
Portfolio turnover (%)                                                   328           573            693         312         222

CLASS C SHARES  PERIOD ENDED                                         5-31-01(1)    5-31-02(1),(2)   5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $9.18         $9.64          $9.78      $10.47       $9.92
Net investment income(3)                                                0.53          0.40           0.35        0.32        0.32
Net realized and unrealized gain (loss) on investments                  0.46          0.19           0.75      (0.50)        0.17
Total from investment operations                                        0.99          0.59           1.10      (0.18)        0.49
Less distributions
From net investment income                                            (0.53)        (0.45)         (0.41)      (0.37)      (0.35)
Net asset value, end of period                                         $9.64         $9.78         $10.47       $9.92      $10.06
Total return(4) (%)                                                    11.00          6.17          11.52      (1.71)        5.00(5)
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                   $2            $7            $12         $10          $8
Ratio of expenses to average net assets (%)                             1.80          1.77           1.78        1.78        1.78
Ratio of adjusted expenses to average net assets(6) (%)                   --            --             --          --        1.79
Ratio of net investment income to average net assets (%)                5.42          4.18           3.48        3.17        3.12
Portfolio turnover (%)                                                   328           573            693         312         222

(1)  Audited by previous auditor.
(2) As required, effective June 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, relating to the amortization of premiums and accretion of discounts on debt securities. The effect of this change on per share amounts for the year ended May 31, 2002, was to decrease net investment income per share by $0.05, increase net realized and unrealized gains per share by $0.05 and, had the Fund not made these changes to amortization and accretion, the ratio of net investment income to average net assets would have been 5.42%, 4.67% and 4.67% for Class A, Class B and Class C shares, respectively. Per share ratios and supplemental data for periods prior to June 1, 2001, have not been restated to reflect this change in presentation.
(3)  Based on the average of the shares outstanding.
(4) Assumes dividend reinvestment and does not reflect the effect of sales charges.
(5) Total return would have been lower had certain expenses not been reduced during the period shown.
(6) Does not take into consideration expense reductions during the period shown.

--------------------------------------------------------------------------------
The following returns are not audited and are not part of the audited financial highlights presented above:
Without the expense reductions, returns for the year ended May 31, 2005 would have been 5.78% for Class A, 5.00% for Class B and 4.99% for Class C.


30  FUND DETAILS

Strategic Income Fund
Figures audited by PricewaterhouseCoopers LLP.

CLASS A SHARES  PERIOD ENDED                                         5-31-01       5-31-02(1)     5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $6.97         $6.61          $6.49       $7.08       $6.69
Net investment income(2)                                                0.57          0.46           0.38        0.35        0.31
Net realized and unrealized gain (loss) on investments                (0.36)        (0.07)           0.65      (0.19)        0.39
Total from investment operations                                        0.21          0.39           1.03        0.16        0.70
Less distributions
From net investment income                                            (0.56)        (0.46)         (0.44)      (0.40)      (0.36)
From net realized gain                                                    --            --             --      (0.15)      (0.04)
From capital paid-in                                                  (0.01)        (0.05)             --          --          --
                                                                      (0.57)        (0.51)         (0.44)      (0.55)      (0.40)
Net asset value, end of period                                         $6.61         $6.49          $7.08       $6.69       $6.99
Total return(3) (%)                                                     3.15          6.22          16.50        2.23       10.58
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                 $512          $508           $595        $657        $764
Ratio of expenses to average net assets (%)                             0.93          0.93           0.95        0.90        0.90
Ratio of net investment income to average net assets (%)                8.40          7.06           5.82        5.10        4.48
Portfolio turnover (%)                                                    48            69             71          42          29

CLASS B SHARES  PERIOD ENDED                                         5-31-01       5-31-02(1)     5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $6.97         $6.61          $6.49       $7.08       $6.69
Net investment income(2)                                                0.52          0.42           0.34        0.31        0.26
Net realized and unrealized gain (loss) on investments                (0.35)        (0.08)           0.64      (0.20)        0.39
Total from investment operations                                        0.17          0.34           0.98        0.11        0.65
Less distributions
From net investment income                                            (0.52)        (0.42)         (0.39)      (0.35)      (0.31)
From net realized gain                                                    --            --             --      (0.15)      (0.04)
From capital paid-in                                                  (0.01)        (0.04)             --          --          --
                                                                      (0.53)        (0.46)         (0.39)      (0.50)      (0.35)
Net asset value, end of period                                         $6.61         $6.49          $7.08       $6.69       $6.99
Total return(3) (%)                                                     2.44          5.49          15.69        1.52        9.81
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                 $555          $556           $613        $529        $460
Ratio of expenses to average net assets (%)                             1.63          1.63           1.65        1.60        1.60
Ratio of net investment income to average net assets (%)                7.69          6.36           5.13        4.41        3.79
Portfolio turnover (%)                                                    48            69             71          42          29

CLASS C SHARES  PERIOD ENDED                                         5-31-01       5-31-02(1)     5-31-03     5-31-04     5-31-05
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                   $6.97         $6.61          $6.49       $7.08       $6.69
Net investment income(2)                                                0.52          0.42           0.33        0.31        0.26
Net realized and unrealized gain (loss) on investments                (0.35)        (0.08)           0.65      (0.20)        0.39
Total from investment operations                                        0.17          0.34           0.98        0.11        0.65
Less distributions
From net investment income                                            (0.52)        (0.42)         (0.39)      (0.35)      (0.31)
From net realized gain                                                    --            --             --      (0.15)      (0.04)
From capital paid-in                                                  (0.01)        (0.04)             --          --          --
                                                                      (0.53)        (0.46)         (0.39)      (0.50)      (0.35)
Net asset value, end of period                                         $6.61         $6.49          $7.08       $6.69       $6.99
Total return(3) (%)                                                     2.43          5.49          15.69        1.52        9.81
------------------------------------------------------------------------------------------------------------------------------------
RATIOS AND SUPPLEMENTAL DATA
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in millions)                                  $69          $121           $256        $279        $282
Ratio of expenses to average net assets (%)                             1.63          1.64           1.65        1.60        1.60
Ratio of net investment income to average net assets (%)                7.65          6.35           4.99        4.39        3.79
Portfolio turnover (%)                                                    48            69             71          42          29

(1) As required, effective June 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, relating to the amortization of premiums and accretion of discounts on debt securities. The effect of this change on per share amounts for the year ended May 31, 2002, was to decrease net investment income per share by $0.03, decrease net realized and unrealized losses per share by $0.03 and, had the Fund not made these changes to amortization and accretion, the ratio of net investment income to average net assets would have been 7.59%, 6.89% and 6.88% for Class A, Class B and Class C shares, respectively. Per share ratios and supplemental data for periods prior to June 1, 2001, have not been restated to reflect this change in presentation.
(2)  Based on the average of the shares outstanding.
(3) Assumes dividend reinvestment and does not reflect the effect of sales charges.


                                                                FUND DETAILS  31

For more information
--------------------------------------------------------------------------------

Two documents are available that offer further information on John Hancock income funds:
Annual/Semiannual Report to Shareholders
Includes financial statements, a discussion of the market conditions and investment strategies that significantly affected performance, as well as the auditors' report (in annual report only).

Statement of Additional Information (SAI)

The SAI contains more detailed information on all aspects of the funds. Each fund's SAI includes a summary of the fund's policy regarding disclosure of its portfolio holdings. The current annual report is included in the SAI. A current SAI has been filed with the Securities and Exchange Commission and is incorporated by reference into (is legally a part of) this prospectus.


(C)2005 JOHN HANCOCK FUNDS, LLC     INCPN  9/05


To request a free copy of the current annual/semiannual report or the SAI, please contact John Hancock:
By mail: John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA 02217-1000

By phone: 1-800-225-5291

By EASI-Line: 1-800-338-8080

By TDD: 1-800-554-6713

In addition, you may visit the funds' Web site at www.jhfunds.com to obtain a free copy of a prospectus, SAI, annual or semiannual report or to request other information.

Or you may view or obtain these documents from the SEC:
By mail: Public Reference Section
Securities and Exchange Commission
Washington, DC 20549-0102
(duplicating fee required)

In person: at the SEC's Public Reference Room in Washington, DC.
For access to the Reference Room call 1-202-942-8090

By electronic request: publicinfo@sec.gov
(duplicating fee required)

On the Internet: www.sec.gov


[LOGO]
John Hancock(R)
John Hancock Funds, LLC
MEMBER NASD
601 Congress Street
Boston, MA 02210-2805

www.jhfunds.com


---------------------------------------------

Now available: electronic delivery

www.jhfunds.com/edelivery

---------------------------------------------

JOHN HANCOCK
High Yield Fund

5.31.2005

Annual Report

[A 2" x 1" John Hancock (Signature)/John Hancock Funds logo in lower, center middle of page. A tag line below reads "JOHN HANCOCK FUNDS."]

[A photo of Keith F. Hartstein, President and Chief Executive Officer of John Hancock Funds, LLC, flush left next to first paragraph.]

CEO CORNER

Table of contents

Your fund at a glance
page 1

Manager's report
page 2

A look at performance
page 6

Growth of $10,000
page 7

Your expenses
page 8

Fund's investments
page 10

Financial statements
page 22

Trustees & officers
page 39

For more information
page 45


To Our Shareholders,

I am pleased to be writing to you as the new President and Chief Executive Officer of John Hancock Funds, LLC, following the departure of James A. Shepherdson to pursue other opportunities. In addition, on July 25, 2005, your fund's Board of Trustees appointed me to the roles of President and Chief Executive Officer of your fund.

As a means of introduction, I have been involved in the mutual fund industry since 1985. I have been with John Hancock Funds for the last 15 years, most recently as executive vice president of retail sales and marketing and a member of the company's executive and investment committees. In my former capacity, I was responsible for all aspects of the distribution and marketing of John Hancock Funds' open-end and closed-end mutual funds. Outside of John Hancock, I have served as Chairman of the Investment Company Institute (ICI) Sales Force Marketing Committee since September of 2003.

It is an exciting time to be at John Hancock Funds, and I am grateful for the opportunity to lead and shape its further growth. With the acquisition of John Hancock by Manulife Financial Corporation in April 2004, we are receiving broad support toward the goal of providing our shareholders with excellent investment opportunities and a more complete lineup of choices for the discerning investor.

As you may have read, John Hancock recently entered into an agreement with GMO, a Boston-based institutional money manager, to acquire eight of their mutual funds. In addition, we are in the process of adding five "Lifestyle Portfolio" funds-of-funds that blend multiple fund offerings from internal and external money managers to create a broadly diversified asset allocation portfolio. Look for more information about these exciting additions to the John Hancock family of funds in your fourth quarter shareholder newsletter.

Although there has been a change in executive-level management, rest assured that the one thing that never wavers is John Hancock Funds' commitment to placing the needs of shareholders above all else. We are all dedicated to the task of working with you and your financial advisors to help you reach your long-term financial goals.

Sincerely,

/S/ Keith F. Hartstein

Keith F. Hartstein,
President and Chief Executive Officer

This commentary reflects the CEO's views as of May 31, 2005. They are subject to change at any time.

YOUR FUND
AT A GLANCE

The Fund seeks
high current income.
Capital appreciation
is a secondary
goal. The Fund
normally invests
at least 80% of
its assets in U.S.
and foreign fixed-
income securities
rated BB/Ba or
lower and their
unrated equivalents.

Over the last twelve months

* High yield bonds produced solid returns, but their three-year rally slowed in 2005, as the market was hit with General Motors and Ford's downgrade to junk status and hedge funds unwinding positions.

* The Fund's significant overweight in airline securities hurt relative performance as rising oil prices squeezed profits.

* Good security selection in other areas of the portfolio and maintaining a defensive stance helped minimize the Fund's underperformance versus the index.

[Bar chart with heading "John Hancock High Yield Fund." Under the heading is a note that reads "Fund performance for the year ended May 31, 2005." The chart is scaled in increments of 3% with 0% at the bottom and 9% at the top. The first bar represents the 8.09% total return for Class A shares. The second bar represents the 7.30% total return for Class B shares and the third bar represents the 7.29% total return for Class C shares. A note below the chart reads "Total returns for the Fund are at net asset value with all distributions reinvested. These returns do not reflect the deduction of the maximum sales charge, which would reduce the performance shown above."]

Top 10 issuers

 4.5%   AMR Corp.
 4.1%   XM Satellite Radio Holdings, Inc.
 2.9%   Trump Entertainment Resorts, Inc.
 2.7%   Freeport-McMoRan Copper & Gold, Inc.
 2.7%   Rural Cellular Corp.
 2.1%   Dobson Communications Corp.
 2.1%   Isle of Capris Casinos, Inc.
 2.0%   Northwest Airlines, Inc.
 2.0%   Reliant Resources, Inc.
 2.0%   Federative Republic of Brazil

As a percentage of net assets on May 31, 2005.

BY ARTHUR N. CALAVRITINOS, CFA, PORTFOLIO MANAGER

MANAGER'S
REPORT

JOHN HANCOCK
High Yield Fund

High yield bonds produced solid returns for the year ended May 31, 2005, but the bulk of those returns came in the first half of the period. That was when high yield bonds were continuing an upsurge that had begun three years ago, as interest rates remained low, the economy rebounded and companies' finances improved. In that environment, investors craved the higher yields offered by these lower-quality high yield bonds, also known as junk bonds, and ignored the added risk they carry.

The tide turned in the second half. With the lengthy run up, high yield valuations got to a point at which they were ripe for a pullback, which occurred in the second half of the period. In addition, the downgrade to junk status of major auto companies General Motors and Ford took the wind out of investors' sails and caused many to sell off their junk holdings. Another factor dragging down the high yield market in the last three months of the period was the action of hedge funds. Some of these large institutional investors began to unwind their high yield positions upon realizing they were not as hedged as they should have been given the changing environment. This process added liquidity pressures to the sector's list of concerns in 2005. But the second half's downturn was not enough to overcome the first half's strong performance, and for the year ended May 31, 2005, the Fund's benchmark Merrill Lynch High Yield Master II Index returned 10.20%.

"High yield bonds produced
 solid returns for the year ended
 May 31, 2005..."

Fund results

For the year ended May 31, 2005, John Hancock High Yield Fund's Class A, Class B and Class C shares posted total returns of 8.09%, 7.30% and 7.29%, respectively at net asset value. That compared with the 8.60% return of the average high current yield fund, according to Lipper, Inc.1 Keep in mind that your net asset value return will be different from the Fund's performance if you were not invested in the Fund for the entire period and did not reinvest all distributions. See pages six and seven for historical performance information.

[Photo of Arthur Calavritinos flush right next to first paragraph.]

Our relative underperformance of our benchmark index and peer group average stemmed from our significant overweight in airlines securities, which got hit hard by oil prices rising to record highs during the period. Given our large overweighting in airlines versus the index, we were fortunately able to keep our underperformance fairly minimal because of strong results and good security selection in other parts of the portfolio.

"Some of our larger holdings also
 were some of our better performers
 during the period."

Staying defensive

We maintained a defensive attitude in the period and that served us well. We avoided the new-issue market because we were uncomfortable with the quality and price of the deals coming out, and the level of risk investors were taking for not much extra compensation. One consequence of staying on the sidelines was that at times we had a higher-than-usual amount of low-yielding cash. We also made up some ground lost by our airline stake by not owning GM and Ford, as their securities fell along with their downgrade to junk bond status. In our view, it's too early to invest, and more analysis is required.

Another defensive move was to maintain a stake in callable bonds, which can get called away before their maturity date. The prices of these "yield to call" bonds are generally not affected by rising rates. In this period, one of our largest holdings and longstanding solid performer, Ocean Rig, called its bonds to take advantage of the market and the runup in oil to refinance its debt at lower rates. We bought the bonds of this Norwegian oil drilling company when crude oil was selling for $13 per barrel and the bonds were yielding 10% and selling at a discount to par. We liked the company's assets -- several of the largest, most sophisticated drilling platforms in the world -- and the securities have done very well. The only tradeoff to callable bonds is that it puts downward pressure on the Fund's yield, since bonds with comparable yields are of the lowest quality and not creditworthy enough to buy, and bonds with better credit quality yield less.

Individual standouts

Some of our larger holdings also were some of our better performers during the period. XM Satellite Radio, a long-time stalwart, continued to do well as subscriber growth remained strong. Rural cellular company Dobson Communication and utility company Reliant Resources both did well on solid earnings growth. Nextel Communications benefited from its merger with Sprint and Doe Run Resources, a producer of lead, was lifted as lead prices rose.

[Table at top left-hand side of page entitled "Quality distribution 2." The first listing is BB - 11%, the second is B - 29%, the third is CCC - 26%, the fourth is CC - 1%, the fifth is C - 1% and the sixth is D - 8%.]

Our holdings in casinos were solid performers all year. Trump Holdings emerged from its Chapter 11 bankruptcy filing at the end of the period and we have already benefited under the terms of the reorganization by receiving new bonds, cash and equity as part of the deal. Another winner was Isle of Capris, which produced solid earnings growth. Our emerging-market holdings also served us well, including Brazilian PVC piping company Trikem and railway company MRS Logistica.

[Pie chart at middle of page with heading "Portfolio diversification 2." The chart is divided into seven sections (from top to left): Corporate bonds 67%, Common stocks 15%, Short-term investments & other 7%, Preferred stocks 5%, Foreign government bonds 2%, Tax-exempt long-term bonds 2% and Royalty trusts 2%.]

Airlines struggle

As we mentioned, our large stake in the airlines hurt us in this period as oil prices rose to historic highs of more than $50 per barrel. One of the worst hit by the rising cost of fuel and low pricing structures was ATA, which was forced into bankruptcy as a result. Northwest Airlines saw its stock and bond prices fall as it continued to go through the process of renegotiating its labor costs to remain competitive. On the flip side, American Airlines held up better and actually saw its stock price rise, as did Alaska Airlines, which services a market niche. We took profits and pared back our stakes in American and Alaska Airlines. But we remain bullish on the long-term prospects of the group. We believe oil prices will eventually come down, driven by adequate supply and the changing nature of worldwide demand.

[Table at top of page entitled "SCORECARD." The header for the left column is "INVESTMENT" and the header for the right column is "PERIOD'S PERFORMANCE...AND WHAT'S BEHIND THE NUMBERS." The first listing is Trikem followed by an up arrow with the phrase "Emerging-market companies hold up well." The second listing is Doe Run followed by an up arrow with the phrase "Lead producer benefits from rising lead prices." The third listing is ATA followed by an arrow pointing down with the phrase "Airlines struggle with high fuel costs and rising competition."]

"...we are maintaining a cautious
 outlook for the high yield bond
 market in the near term."

Outlook

Although we continue to believe there are attractive long-term benefits to investing a portion of your portfolio in high yield bonds, we are maintaining a cautious outlook for the high yield bond market in the near term. Even though spreads have widened some, high yield bond valuations are still high at a time when the economy is sending off mixed signals about its strength. What's more, there is the potential for further shakeouts from the hedge fund world that could lead to a selloff in the high yield sector. In this environment, we are sitting tight, remaining defensive and keeping the portfolio essentially unchanged for now. As always, we will continue to look for special opportunities that fit our value bent.

[Table at bottom right-hand side of page entitled "Sector distribution 2." The first listing is Consumer discretionary - 29%, the second is Industrials - 24%, the third is Materials - 10%, the fourth is Telecommunications services - 9%, the fifth is Utilities - 6%, the sixth is Energy - 5%, the seventh is Foreign government - 2%, the eighth is Consumer staples - 2%, the ninth is Revenue - 2%, the tenth is Health care - 2%, the eleventh is Information technology - 1% and the twelfth is Financials - 1%.]

This commentary reflects the views of the portfolio manager through the end of the Fund's period discussed in this report. The manager's statements reflect his own opinions. As such, they are in no way guarantees of future events, and are not intended to be used as investment advice or a recommendation regarding any specific security. They are also subject to change at any time as market and other conditions warrant.

See the prospectus for the risks of investing in high yield bonds. International investing involves special risks such as political, economic and currency risks and differences in accounting standards and financial reporting.

1 Figures from Lipper, Inc. include reinvested dividends and do not take into account sales charges. Actual load-adjusted performance is lower.

2 As a percentage of net assets on May 31, 2005.

A LOOK AT
PERFORMANCE

For the period ended
May 31, 2005

                                           Class A      Class B      Class C
Inception date                             6-30-93     10-26-87       5-1-98

Average annual returns with maximum sales charge (POP)
One year                                      3.19%        2.30%        6.29%
Five years                                    6.43         6.37         6.62
Ten years                                     6.89         6.75           --
Since inception                                 --           --         2.67

Cumulative total returns with maximum sales charge (POP)
One year                                      3.19         2.30         6.29
Five years                                   36.54        36.15        37.79
Ten years                                    94.68        92.21           --
Since inception                                 --           --        20.51

SEC 30-day yield as of May 31, 2005
                                              8.60         8.26         8.26

Performance figures assume all distributions are reinvested. Returns with maximum sales charge reflect a sales charge on Class A shares of 4.5%, and the applicable contingent deferred sales charge (CDSC) on Class B and Class C shares. The returns for Class C shares have been adjusted to reflect the elimination of the front-end sales charge effective July 15, 2004. The Class B shares' CDSC declines annually between years 1-6 according to the following schedule: 5, 4, 3, 3, 2, 1%. No sales charge will be assessed after the sixth year. Class C shares held for less than one year are subject to a 1% CDSC.

The returns reflect past results and should not be considered indicative of future performance. The return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, the Fund's current performance may be higher or lower than the performance shown. For performance data current to the most recent month-end, please call 1-800-225-5291 or visit the Fund's Web site at www.jhfunds.com.

The performance table above and the chart on the next page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

The Fund's performance results reflect any applicable expense reductions, without which the expenses would increase and results would have been less favorable.

GROWTH OF
$10,000

This chart shows what happened to a hypothetical $10,000 investment in Class A shares for the period indicated. For comparison, we've shown the same investment in the Merrill Lynch High Yield Master II Index.

[Line chart with the heading "GROWTH OF $10,000." Within the chart are three lines. The first line represents the value of the hypothetical $10,000 investment made in the John Hancock High Yield Fund, before sales charge, and is equal to $20,396 as of May 31, 2005. The second line represents the Index and is equal to $19,589 as of May 31, 2005. The third line represents the same hypothetical $10,000 investment made in the John Hancock High Yield Fund, after sales charge, and is equal to $19,468 as of May 31, 2005.]

                                    Class B 1    Class C 1
Period beginning                    5-31-95       5-1-98
High Yield Fund                     $19,221      $12,051
Index                                19,589       13,986

Assuming all distributions were reinvested for the period indicated, the table above shows the value of a $10,000 investment in the Fund's Class B and Class C shares, respectively, as of May 31, 2005. The Class C shares investment with maximum sales charge has been adjusted to reflect the elimination of the front-end sales charge effective July 15, 2004. Performance of the classes will vary based on the difference in sales charges paid by shareholders investing in the different classes and the fee structure of those classes.

Merrill Lynch High Yield Master II Index is an index composed of U.S. currency high-yield bonds issued by U.S. and non-U.S. issuers.

It is not possible to invest directly in an index. Index figures do not reflect sales charges and would be lower if they did.

1 No contingent deferred sales charge applicable.

YOUR
EXPENSES

These examples are intended to help you understand your ongoing operating expenses.

Understanding fund expenses

As a shareholder of the Fund, you incur two types of costs:

* Transaction costs which include sales charges (loads) on purchases or redemptions (varies by share class), minimum account fee charge, etc.

* Ongoing operating expenses including management fees, distribution and service fees (if applicable) and other fund expenses.

We are going to present only your ongoing operating expenses here.

Actual expenses/actual returns

This example is intended to provide information about your fund's actual ongoing operating expenses, and is based on your fund's actual return. It assumes an account value of $1,000.00 on November 30, 2004, with the same investment held until May 31, 2005.

Account value                           Expenses paid
$1,000.00         Ending value          during period
on 11-30-04         on 5-31-05          ended 5-31-05 1

Class A              $1,009.20                  $5.07
Class B               1,005.40                   8.81
Class C               1,005.40                   8.81


Together with the value of your account, you may use this information to estimate the operating expenses that you paid over the period. Simply divide your account value at May 31, 2005 by $1,000.00, then multiply it by the "expenses paid" for your share class from the table above. For example, for an account value of $8,600.00, the operating expenses should be calculated as follows:

Example

 --                                --      --              --
| My account value  /                |    | "expenses paid"  |      My
|                  / $1,000.00 = 8.6 | X $|                  | =  actual
|    $8,600.00    /                  |    |    from table    |   expenses
 --                                --      --              --

Hypothetical example for comparison purposes

This table allows you to compare your fund's ongoing operating expenses with those of any other fund. It provides an example of the Fund's hypothetical account values and hypothetical expenses based on each class's actual expense ratio and an assumed 5% annual return before expenses (which is not your fund's actual return). It assumes an account value of $1,000.00 on November 30, 2004, with the same investment held until May 31, 2005. Look in any other fund shareholder report to find its hypothetical example and you will be able to compare these expenses.

Account value                           Expenses paid
$1,000.00         Ending value          during period
on 11-30-04         on 5-31-05          ended 5-31-05 1

Class A              $1,019.89                  $5.09
Class B               1,016.15                   8.85
Class C               1,016.15                   8.85

Remember, these examples do not include any transaction costs, such as sales charges; therefore, these examples will not help you to determine the relative total costs of owning different funds. If transaction costs were included, your expenses would have been higher. See the prospectus for details regarding transaction costs.

1 Expenses are equal to the Fund's annualized expense ratio of 1.01%, 1.76% and 1.76% for Class A, Class B and Class C, respectively, multiplied by the average account value over the period, multiplied by number of days in most recent fiscal half-year/365 or 366 (to reflect the one-half year period).

FINANCIAL STATEMENTS

FUND'S
INVESTMENTS

Securities owned
by the Fund on
May 31, 2005

This schedule is divided into nine main categories: bonds, capital preferred securities, common stocks, lessor equipment trust certificates, preferred stocks, rights, royalty trust, tax-exempt long-term bonds, warrants and short-term investments. Bonds, capital preferred securities, common stocks, lessor equipment trust certificates, preferred stocks, rights, royalty trust, tax-exempt long-term bonds and warrants are further broken down by industry group. Short-term investments, which represent the Fund's cash position, are listed last.


                                                             Interest      Maturity      Credit     Par value
Issuer, description                                              rate      date          rating (A)     (000)           Value
Bonds 69.28%                                                                                                     $597,743,704
(Cost $683,580,106)

Advertising 0.59%                                                                                                   5,130,000
Vertis, Inc.,
Sub Note (S)                                                   13.500%     12-07-09      Caa2          $6,750       5,130,000

Aerospace & Defense 1.05%                                                                                           9,101,250
AAR Corp.,
Note                                                            6.875      12-15-07      BB-            9,000       9,101,250

Agricultural Products 0.27%                                                                                         2,322,640
Iowa Select Farms L.P./ISF Finance, Inc.,
Jr Sec Sub Note, Payment-In-Kind (G)(S)                         6.500      12-01-12      Ca             2,903       2,322,640

Airlines 13.87%                                                                                                   119,667,228
Alaska Airlines, Inc.,
Equip Trust (G)                                                10.150      02-01-11      B              1,414       1,365,142
Equip Trust Ctf Ser A                                           9.500      04-12-10      B+             7,291       6,963,609
Equip Trust Ctf Ser D                                           9.500      04-12-12      B+             4,634       4,218,994
American Airlines, Inc.,
Equip Trust Ser F                                              10.800      03-15-07      CCC+           1,354       1,198,290
Equip Trust Ser G                                              10.800      03-15-07      CCC+           1,354       1,198,290
Pass Thru Ctf Ser 1988-A4                                      10.210      01-01-10      CCC+           4,217       3,485,283
Pass Thru Ctf Ser 1991-B2 (S)                                  10.320      07-30-14      CCC            5,081       4,496,685
Pass Thru Ctf Ser 1992-A1                                       8.080      09-11-11      CCC+           2,389       1,962,485
Pass Thru Ctf Ser 1994-A5                                      10.190      05-26-16      CCC+           4,211       3,137,658
AMR Corp.,
Conv Sr Note (S)                                                4.250      09-23-23      CCC            6,900       6,270,375
Conv Sr Note                                                    4.250      09-23-23      CCC           11,500      10,450,625
Deb (L)                                                         9.000      08-01-12      CCC           24,500      19,355,000
Note Ser D                                                      8.900      02-26-07      Caa2           1,000         870,000
ATA Holdings Corp.,
Gtd Sr Note, Step Coupon
(13.125%, 06-15-06) (G)(H)(O)                                  12.125      06-15-10      D             16,943       7,116,060
Gtd Sr Note, Step Coupon
(14.00%, 08-01-06) (G)(H)(O)                                   13.000      02-01-09      D             15,847       6,655,740

See notes to
financial statements.


10


FINANCIAL STATEMENTS


                                                             Interest      Maturity      Credit     Par value
Issuer, description                                              rate      date          rating (A)     (000)           Value
Airlines (continued)
Delta Air Lines, Inc.,
Conv Sr Note                                                    8.000%     06-03-23      C             $2,500        $959,375
Deb                                                             9.750      05-15-21      C              2,400         696,000
Pass Thru Ctf Ser 1993-A1                                       9.875      04-30-08      CCC-             924         672,362
KLM Royal Dutch Airlines N.V.,
Sr Sub Deb (Switzerland) (D)(G)                                 2.125      12-29-49      B-             1,680         835,952
Northwest Airlines, Inc.,
Conv Sr Note                                                    7.625      11-15-23      CCC+          18,000       8,887,500
Gtd Note                                                        8.700      03-15-07      CCC+           7,900       4,779,500
Gtd Sec Pass Thru Ctf Ser 1996-1                                7.670      01-02-15      B             19,103      14,233,088
Gtd Sr Note (L)                                                 9.875      03-15-07      CCC+           4,000       2,500,000
NWA Trust,
Note Ser C                                                     11.300      12-21-12      BB-            8,233       6,134,215
United Air Lines, Inc.,
Equip Trust Ctf Ser 1991-D (G)(H)                              10.360      11-20-12      D              2,500       1,225,000

Aluminum 0.07%                                                                                                        598,937
Golden Northwest Aluminum, Inc.,
Gtd Sec 1st Mtg Sub Note (G)(H)                                12.000      12-15-06      D              6,475         598,937

Apparel, Accessories & Luxury Goods 0.55%                                                                           4,749,810
Tropical Sportswear International Corp.,
Gtd Sr Sub Note Ser A (G)(H)                                   11.000      06-15-08      D              5,450       2,452,500
William Carter Co. (The),
Gtd Sr Sub Note Ser B                                          10.875      08-15-11      B+             2,098       2,297,310

Broadcasting & Cable TV 8.01%                                                                                      69,111,921
Charter Communications Holdings,
LLC/Charter Communications
Holdings Capital Corp.,
Sr Note                                                        10.750      10-01-09      CCC-          17,700      13,717,500
Charter Communications Holdings II,
LLC/Charter Communications II
Capital Corp.,
Sr Note                                                        10.250      09-15-10      CCC-           5,000       5,075,000
CSC Holdings, Inc.,
Sr Sub Deb                                                     10.500      05-15-16      B+            11,220      12,285,900
Innova S. de R.L.,
Note (Mexico)                                                   9.375      09-19-13      B+             4,000       4,440,000
Pegasus Communications Corp.,
Sr Note Ser B (G)(H)                                           12.500      08-01-07      D             13,525       7,675,437
Pegasus Satellite Communications, Inc.,
Sr Disc Note (G)(H)                                            13.500      03-01-07      D              9,200          23,000
Sr Note (G)(H)                                                 12.375      08-01-06      D              6,500       3,688,750
Sr Note (G)(H)(L)(S)                                           11.250      01-15-10      D             10,250       5,816,875

See notes to
financial statements.


11


FINANCIAL STATEMENTS


                                                             Interest      Maturity      Credit     Par value
Issuer, description                                              rate      date          rating (A)     (000)           Value
Broadcasting & Cable TV (continued)
XM Satellite Radio, Inc.,
Sr Sec Note                                                    12.000%     06-15-10      CCC+          $5,377      $6,008,798
Sr Sec Note, Step Coupon
(14.00%, 12-31-05) (O)                                           Zero      12-31-09      CCC+          10,152      10,380,661

Casinos & Gaming 7.14%                                                                                             61,610,349
Chukchansi Economic Development
Authority,
Sr Note (G)(S)                                                 14.500      06-15-09      Caa1           4,520       5,514,400
Hollywood Casino Shreveport,
Gtd Sr Sec Note (G)(H)                                         13.000      08-01-06      D              7,850       6,427,188
Jacobs Entertainment, Inc.,
Gtd Sr Sec Note                                                11.875      02-01-09      B              4,500       4,837,500
Riviera Holdings Corp.,
Gtd Sr Note                                                    11.000      06-15-10      B              7,000       7,682,500
Silver Slipper Casino,
Note (B)(G)                                                    13.000      12-17-09      Caa1           4,372       4,219,831
Trump Entertainment Resorts, Inc.,
Gtd Sec Note                                                    8.500      06-01-15      B-            25,740      25,033,020
Waterford Gaming, LLC,
Sr Note (S)                                                     8.625      09-15-12      B+             7,414       7,895,910

Commodity Chemicals 2.40%                                                                                          20,681,864
Applied Extrusion Technologies, Inc.,
Sr Note (B)(G)(L)(S)                                           12.000      03-15-12      CC               536         536,364
Braskem S.A.,
Note (Brazil) (S)                                              11.750      01-22-14      BB-            5,200       6,058,000
Trikem S.A.,
Sr Note (Brazil) (S)                                           10.625      07-24-07      BB-           14,000      14,087,500

Construction & Engineering 0.91%                                                                                    7,875,000
Odebrecht Overseas Ltd.,
Gtd Note (Bahamas) (G)(S)                                      11.500      02-25-09      B+             7,000       7,875,000

Diversified Commercial Services 0.62%                                                                               5,332,240
MSX International, Inc.,
Gtd Sr Sub Note                                                11.375      01-15-08      CCC            3,500       2,100,000
Muzak, LLC/Muzak Finance Corp.,
Gtd Sr Sub Note                                                 9.875      03-15-09      CCC-           7,346       3,232,240

Diversified Metals & Mining 3.66%                                                                                  31,570,806
Doe Run Resources Corp.,
Gtd Note Ser AI, Payment-In-Kind (G)                            8.500      11-01-08      CCC+           9,364       8,147,056
Freeport-McMoRan Copper & Gold, Inc.,
Conv Sr Note                                                    7.000      02-11-11      B+             9,500      12,373,750
Sr Note                                                        10.125      02-01-10      B+            10,000      11,050,000

See notes to
financial statements.


12


FINANCIAL STATEMENTS


                                                             Interest      Maturity      Credit     Par value
Issuer, description                                              rate      date          rating (A)     (000)           Value
Electric Utilities 5.01%                                                                                          $43,269,334
Midland Funding Corp. II,
Lease Oblig Bond Ser A                                         11.750%     07-23-05      BB-           $1,720       1,736,560
Mirant Americas Generation, LLC,
Sr Note (G)(H)                                                  7.625      05-01-06      D             10,500      12,101,250
Orion Power Holdings, Inc.,
Sr Note                                                        12.000      05-01-10      B              8,435      10,079,825
Reliant Energy Mid-Atlantic Power
Holdings, LLC,
Sr Pass Thru Ctf Ser A                                          8.554      07-02-05      B+               244         242,987
Reliant Resources, Inc.,
Sr Sec Note                                                     9.500      07-15-13      B+            16,000      17,440,000
South Point Energy Center, LLC/Broad
River Energy, LLC/Rockgen
Energy, LLC,
Gtd Sec Lease Oblig (S)                                         8.400      05-30-12      B-             1,854       1,668,712

Electronic Manufacturing Services 1.30%                                                                            11,193,525
UCAR Finance, Inc.,
Gtd Sr Note                                                    10.250      02-15-12      B-            10,815      11,193,525

Employment Services 0.35%                                                                                           3,030,000
COMFORCE Operating, Inc.,
Sr Note Ser B (G)                                              12.000      12-01-07      Ca             3,000       3,030,000

Food Distributors 0.60%                                                                                             5,152,613
Mastellone Hermanos S.A.,
Gtd Sr Note Ser A-1 (Argentina) (G)(S)                          8.000      06-30-12      B              6,231       5,140,575
RAB Holdings, Inc.,
Sr Note (B)(G)(H)                                              13.000      05-01-08      D              1,380          12,038

Foreign Government 2.37%                                                                                           20,459,951
Brazil, Federative Republic of,
Bond (Brazil)                                                  11.250      07-26-07      BB-            4,900       5,488,000
Bond (Brazil)                                                   8.250      01-20-34      BB-              800         767,200
Gtd Bond (Brazil)                                               8.000      04-15-14      BB-           10,554      10,766,001
Colombia, Republic of,
Bond (Colombia)                                                 8.125      05-21-24      BB             3,500       3,438,750

Home Furnishings 0.00%                                                                                                      0
Imperial Home Decor Group, Inc.,
Gtd Sr Sub Note Ser B (B)(G)(H)                                11.000      03-15-08      D              4,875               0

Industrial Conglomerates 0.00%                                                                                            500
Diamond Brands Operating Corp.,
Gtd Sr Sub Note (B)(G)(H)                                      10.125      04-15-08      D              5,000             500

See notes to
financial statements.


13


FINANCIAL STATEMENTS


                                                             Interest      Maturity      Credit     Par value
Issuer, description                                              rate      date          rating (A)     (000)           Value
Insurance Brokers 0.01%                                                                                               $50,000
SIG Capital Trust I,
Gtd Trust Preferred Security (B)(H)                             9.500%     08-15-27      D             $5,000          50,000

Leisure Facilities 0.88%                                                                                            7,583,515
AMC Entertainment, Inc.,
Sr Sub Note                                                     9.500      02-01-11      CCC+           7,699       7,583,515

Metal & Glass Containers 0.53%                                                                                      4,590,000
BWAY Corp.,
Gtd Sr Sub Note                                                10.000      10-15-10      B-             4,500       4,590,000

Oil & Gas Drilling 1.48%                                                                                           12,744,188
Ocean Rig Norway A.S.,
Gtd Sr Sec Note (Norway)                                       10.250      06-01-08      CCC           12,525      12,744,188

Oil & Gas Exploration & Production 1.19%                                                                           10,246,250
McMoRan Exploration Co.,
Conv Sr Note (G)                                                6.000      07-02-08      B-             2,500       3,659,375
Conv Sr Note (G)(S)                                             6.000      07-02-08      B-             4,500       6,586,875

Oil & Gas Refining & Marketing & Transportation 2.20%                                                              18,994,924
CITGO Petroleum Corp.,
Sr Note                                                        11.375      02-01-11      BB             5,000       5,641,300
Giant Industries, Inc.,
Gtd Sr Sub Note                                                11.000      05-15-12      B-             4,618       5,195,250
Port Arthur Finance Corp.,
Gtd Sr Sec Note                                                12.500      01-15-09      BB             7,219       8,158,374

Packaged Foods & Meats 0.25%                                                                                        2,166,255
Agrilink Food, Inc.,
Gtd Sr Sub Note                                                11.875      11-01-08      B-             2,093       2,166,255

Paper Packaging 1.03%                                                                                               8,888,713
Kappa Beheer B.V.,
Gtd Sr Sub Bond (Netherlands)                                  10.625      07-15-09      B              3,175       3,238,500
Gtd Sr Sub Bond (Netherlands) (C)                              12.500      07-15-09      B              4,400       5,650,213

Paper Products 1.57%                                                                                               13,520,000
Advance Agro Capital B.V.,
Gtd Sr Note (Thailand)                                         13.000      11-15-07      CCC            7,000       7,875,000
APP Finance (II) Mauritius Ltd.,
Gtd Bond (Mauritius) (G)(H)                                    12.000      12-29-49      D              7,500         225,000
Indah Kiat Finance Mauritius Ltd.,
Gtd Sr Note (Mauritius) (G)(H)                                 10.000      07-01-07      D              6,000       3,180,000
Indah Kiat International Finance Co.,
Gtd Sec Note Ser C (Netherlands) (G)(H)                        12.500      06-15-06      D              3,500       2,240,000

See notes to
financial statements.


14


FINANCIAL STATEMENTS


                                                             Interest      Maturity      Credit     Par value
Issuer, description                                              rate      date          rating (A)     (000)           Value
Personal Products 0.05%                                                                                              $418,483
Continental AFA Dispensing Co.,
Conv Note (B)(G)                                               10.000%     03-30-09      B-              $154         148,623
Note (B)(G)                                                    10.000      03-15-08      B-               196         190,485
Global Health Sciences, Inc.,
Gtd Sr Note (B)(G)(H)                                          11.000      05-01-08      D              3,175          79,375

Photographic Products 0.28%                                                                                         2,400,000
PCA, LLC/PCA Finance Corp.,
Gtd Sr Note                                                    11.875      08-01-09      CCC            3,000       2,400,000

Regional Banks 0.54%                                                                                                4,669,556
CSBI Capital Trust I,
Gtd Sub Cap Inc Ser A (B)(G)                                   11.750      06-06-27      B-             3,890       4,669,556

Restaurants 1.77%                                                                                                  15,263,111
Planet Hollywood International, Inc.,
Note (B)(G)                                                    16.000      08-09-11      Caa1          15,263      15,263,111

Specialized Finance 0.00%                                                                                              30,300
Jet Equipment Trust,
Sr Sub Note Ser 1995-C (G)(H)(S)                               10.690      11-01-13      D              3,000             300
Norse CBO, Ltd.,
Jr Sub Note (G)(K)                                               Zero      08-13-10      B-               750          30,000

Specialty Chemicals 0.22%                                                                                           1,897,588
Huntsman ICI Chemicals, LLC,
Gtd Sr Sub Note                                                10.125      07-01-09      B              1,829       1,897,588

Steel 1.54%                                                                                                        13,279,700
LTV Corp. (The),
Gtd Sr Sub Note (B)(G)(H)                                      11.750      11-15-09      D              9,700          14,550
Metallurg Holdings, Inc.,
Sr Disc Note Ser B                                             12.750      07-15-08      C             11,185       5,928,050
Metallurg, Inc.,
Gtd Sr Note Ser B                                              11.000      12-01-07      Ca             4,720       4,389,600
Sheffield Steel Corp.,
Sr Sec Note                                                    11.375      08-15-11      B-             3,000       2,947,500

Textiles 0.55%                                                                                                      4,735,853
Coyne International Enterprises Corp.,
Sr Sub Note (B)(G)                                             11.250      06-01-08      CCC            5,925       4,735,853

Tobacco 0.64%                                                                                                       5,530,000
Commonwealth Brands, Inc.,
Sr Sec Sub Note (G)(S)                                         10.625      09-01-08      B              5,000       5,237,500
North Atlantic Holdings, Inc.,
Sr Disc Note, Step Coupon
(12.25%, 03-01-08) (O)                                           Zero      03-01-14      CCC-           1,300         292,500

See notes to
financial statements.


15


FINANCIAL STATEMENTS


                                                             Interest      Maturity      Credit     Par value
Issuer, description                                              rate      date          rating (A)     (000)           Value
Trucking 0.11%                                                                                                       $917,500
Interpool, Inc.,
Sr Note Ser AI                                                  6.000%     09-01-14      B+            $1,000         917,500

Water Utilities 0.78%                                                                                               6,720,000
Companhia de Saneamento Basico
do Estado de Sao Paulo,
Note (Brazil) (S)                                              12.000      06-20-08      BB-            6,000       6,720,000

Wireless Telecommunication Services 4.89%                                                                          42,239,800
Dobson Communications Corp.,
Sr Note                                                         8.875      10-01-13      CCC           21,990      18,031,800
Grupo Iusacell S.A. de C.V.,
Sr Note (Mexico) (H)                                           14.250      12-01-06      C              5,900       1,888,000
Mobile Telesystems Finance S.A.,
Gtd Sr Note (Luxembourg) (L)(S)                                 9.750      01-30-08      BB-            3,750       4,012,500
Gtd Sr Note (Luxembourg) (S)                                    8.375      10-14-10      BB-            7,500       7,687,500
Rural Cellular Corp.,
Sr Sub Note (L)                                                 9.750      01-15-10      CCC           12,000      10,620,000


                                                                                         Credit     Par value
Issuer, description, maturity date                                                       rating (A)     (000)           Value
Capital preferred securities 0.13%                                                                                 $1,140,000
(Cost $1,023,670)

Regional Banks 0.13%                                                                                                1,140,000
Riggs Capital Trust II, 8.875%, Ser C, 03-15-27                                          D             $1,000       1,140,000


Issuer                                                                                                 Shares           Value
Common stocks 14.90%                                                                                             $128,596,495
(Cost $149,232,416)

Airlines 1.74%                                                                                                     15,027,067
Air France-KLM, American Depositary
Receipt (France)                                                                                      118,387       1,889,457
AMR Corp. (I)(L)                                                                                      200,000       2,580,000
Northwest Airlines Corp. (I)(L)                                                                     1,027,000       6,254,430
Pinnacle Airlines Corp. (I)(L)                                                                        439,100       4,303,180
US Airways Group, Inc. (B)(H)                                                                           9,120               0

Broadcasting & Cable TV 5.08%                                                                                      43,846,692
Charter Communications, Inc. (Class A) (I)(L)                                                       1,700,000       1,938,000
DIRECTV Group, Inc. (The) (I)(L)                                                                      415,000       6,195,950
XM Satellite Radio Holdings, Inc. (Class A) (I)                                                     1,112,200      35,712,742

See notes to
financial statements.


16


FINANCIAL STATEMENTS


Issuer                                                                                                 Shares           Value
Casinos & Gaming 2.17%                                                                                            $18,680,555
Isle of Capris Casinos, Inc. (I)                                                                      724,020      18,013,618
Trump Entertainment Resorts, Inc. (I)                                                                  55,764         666,937

Commodity Chemicals 0.11%                                                                                             968,468
Applied Extrusion Technologies, Inc.
(Class A) (B)(I)(L)                                                                                    51,082         968,468

Diversified Commercial Services 0.02%                                                                                 156,374
SpinCycle, Inc. (B)(I)                                                                                101,542         156,374

Environmental Services 0.28%                                                                                        2,417,496
Kaiser Group Holdings, Inc. (I)(W)                                                                     81,949       2,417,496

Food Retail 0.09%                                                                                                     794,563
Pathmark Stores, Inc. (I)                                                                              88,778         794,563

Health Care Services 1.38%                                                                                         11,917,010
Magellan Health Services, Inc. (I)                                                                    367,016      11,917,010

Hotels, Resorts & Cruise Lines 0.04%                                                                                  314,933
Sunterra Corp. (I)(L)                                                                                  20,188         314,933

Industrial Machinery 0.00%                                                                                                  0
Glasstech, Inc. (Class B) (B)(I)(W)                                                                     4,430               0
Glasstech, Inc. (Class C) (B)(I)                                                                           10               0

Integrated Telecommunication Services 0.86%                                                                         7,432,470
Chunghwa Telecom Co., Ltd. (Taiwan)                                                                   355,000       7,391,100
Jazztel Plc (United Kingdom) (C)(I)                                                                    27,690          41,370

Paper Products 0.00%                                                                                                        0
APP China Group Ltd. (Bermuda) (B)(I)                                                                  37,717               0

Personal Products 0.09%                                                                                               794,140
Continental AFA Dispensing Co. (B)(I)                                                                 168,966         794,140

Publishing 0.79%                                                                                                    6,842,500
MediaNews Group, Inc. (I)                                                                              29,750       6,842,500

Specialty Chemicals 0.19%                                                                                           1,624,050
American Pacific Corp.                                                                                200,500       1,624,050

Steel 0.15%                                                                                                         1,335,934
Sheffield Steel Corp. (I)(W)                                                                          242,897       1,335,934

Wireless Telecommunication Services 1.91%                                                                         $16,444,243
Dobson Communications Corp. (Class A) (I)                                                             200,000         426,000
Nextel Communications, Inc. (Class A) (I)                                                             500,000      15,090,000
USA Mobility, Inc. (I)                                                                                 35,081         928,243

See notes to
financial statements.


17


FINANCIAL STATEMENTS


                                                                                                    Par value
Issuer, description                                                                                      (000)          Value
Lessor equipment trust certificates 0.42%                                                                          $3,637,641
(Cost $3,637,641)

Airlines 0.42%                                                                                                      3,637,641
US Airways, Inc.,
Lessor Equip Trust Ctf (N436US) (N437US) (N528US)
(N651US) (N652US) (B)(G)(H)                                                                              $606         137,999
Lessor Equip Trust Ctf (N591US) (B)(G)(H)                                                                 400         117,280
Lessor Equip Trust Ctf (N610AU) (N611AU) (N612AU)
(N613AU) (N614AU) (N617AU) (N619AU) (N620AU)
(N621AU) (B)(G)(H)                                                                                     10,953       3,382,362


                                                                                         Credit
Issuer, description                                                                      rating (A)    Shares           Value
Preferred stocks 5.38%                                                                                            $46,418,983
(Cost $67,450,139)

Airlines 0.00%                                                                                                              0
US Airways Group, Inc. (B)(G)(H)                                                         D              4,933               0
US Airways Group, Inc., Class A (B)(G)(H)                                                D                362               0

Broadcasting & Cable TV 1.41%                                                                                      12,195,060
Granite Broadcasting Corp., 12.75%,
Payment-In-Kind (I)                                                                      Ca            11,710       3,513,000
Pegasus Communications Corp., 6.50%,
Ser C, Conv (G)(H)                                                                       D            345,350       8,633,750
Pegasus Satellite Communications, Inc.,
12.75%, Ser B (G)(H)                                                                     D              4,831          48,310

Environmental Services 1.15%                                                                                        9,884,435
Allied Waste Industries, Inc., 6.25%, Ser C, Conv                                        B            192,500       8,722,175
Kaiser Group Holdings, Inc., 7.00%, Ser 1 (G)                                            B             21,132       1,162,260

Forest Products 1.00%                                                                                               8,633,476
TimberWest Forest Corp., Unit (Common Stock,
Preferred Shares & Sub Note) (Canada) (G)                                                B-           751,400       8,633,476

Industrial Machinery 0.20%                                                                                          1,723,249
Glasstech, Inc., 12.75%, Ser B (B)(G)                                                    B              4,475       1,439,249
Glasstech, Inc., Ser A (B)(G)(I)                                                         B                284         284,000
Glasstech, Inc., Ser C (B)(G)(I)                                                         B-                11               0

Marine 0.00%                                                                                                                0
Pacific & Atlantic Holdings, Inc. (B)(G)                                                 CCC           99,231               0

See notes to
financial statements.


18


FINANCIAL STATEMENTS


                                                                                         Credit
Issuer, description                                                                      rating (A)    Shares           Value
Wireless Telecommunication Services 1.62%                                                                         $13,982,763
Dobson Communications Corp. (G)(I)(S)                                                    B-           514,912       1,096,763
Dobson Communications Corp., 6.00%,
Ser F, Conv (G)(I)(S)                                                                    B-             8,000         648,000
Rural Cellular Corp., 12.25%, Payment-In-Kind                                            CCC-          24,476      12,238,000


Issuer                                                                                                 Shares           Value
Rights 0.00%                                                                                                               $0
(Cost $0)

Environmental Services 0.00%                                                                                                0
Kaiser Group Holdings, Inc. (B)(I)                                                                     68,021               0


Issuer                                                                                                 Shares           Value
Royalty trusts 1.58%                                                                                               $13,601,291
(Cost $9,605,156)

Diversified Metals & Mining 1.58%                                                                                   13,601,291
GLC Carbon USA, Inc./GLC Securityholder,
LLC (Common Stock & Promissory Note)
(Canada)                                                                                             1,456,241      13,601,291


                                                             Interest      Maturity      Credit     Par value
Issuer, description                                              rate      date          rating (A)     (000)           Value
Tax-exempt long-term bonds 1.52%                                                                                  $13,167,440
(Cost $11,580,688)

Industrial Development 0.20%                                                                                        1,753,100
New York City Industrial Development
Agency,
Spec Facil Rev British Airways Plc Proj                         5.250%     12-01-32      BB+           $2,000       1,753,100

Other Revenue 1.32%                                                                                                11,414,340
Seminole Tribe Florida,
Rev Bond Resort Gaming Facil Proj (G)                          11.500      10-01-13      B             10,500      11,414,340

See notes to
financial statements.


19


FINANCIAL STATEMENTS


Issuer                                                                                                 Shares           Value
Warrants 0.09%                                                                                                       $731,949
(Cost $3,608,017)

Airlines 0.01%                                                                                                         47,355
Air France-KLM (France) (I)                                                                           107,625          47,355
US Airways Group, Inc. (B)(H)                                                                           4,934               0

Broadcasting & Cable TV 0.07%                                                                                         589,050
XM Satellite Radio, Inc. (I)                                                                            9,350         589,050

Casinos & Gaming 0.00%                                                                                                      0
Silver Slipper Casino (B)(I)                                                                            1,929               0

Diversified Metals & Mining 0.00%                                                                                           0
Doe Run Resources Corp. (B)(I)                                                                             28               0

Food Retail 0.00%                                                                                                      21,978
Pathmark Stores, Inc. (I)                                                                              62,796          21,978

Hotels, Resorts & Cruise Lines 0.01%                                                                                   73,285
Sunterra Corp. (B)(I)                                                                                  30,283          73,285

Restaurants 0.00%                                                                                                           0
Planet Hollywood International, Inc. (B)(I)                                                             2,816               0

Textiles 0.00%                                                                                                            281
HF Holdings, Inc. (B)(I)                                                                               28,092             281


                                                                                     Interest       Par value
Issuer, description, maturity date                                                       rate           (000)           Value
Short-term investments 6.03%                                                                                      $52,029,390
(Cost $52,029,390)

Joint Repurchase Agreement 4.27%                                                                                   36,864,000
Investment in a joint repurchase agreement transaction
with Barclays Capital, Inc. -- Dated 05-31-05
due 06-01-05 (secured by U.S. Treasury Inflation
Indexed Bond 3.625% due 04-15-28 and U.S. Treasury
Inflation Indexed Note 2.000% due 01-15-14)                                             2.970%        $36,864      36,864,000

See notes to
financial statements.


20


FINANCIAL STATEMENTS


                                                                                                       Shares           Value
Cash Equivalents 1.76%                                                                                            $15,165,390
AIM Cash Investment Trust (T)                                                                      15,165,390      15,165,390

Total investments 99.33%                                                                                         $857,066,893

Other assets and liabilities, net 0.67%                                                                            $5,766,729

Total net assets 100.00%                                                                                         $862,833,622


(A) Credit ratings are unaudited and are rated by Moody's Investors Service where Standard & Poor's ratings are not available, unless indicated otherwise.

(B) This security is fair valued in good faith under procedures established by the Board of Trustees.

(C) Parenthetical disclosure of a country in the security description represents country of issuer; however, the security is euro-denominated.

(D) Par value of foreign bonds is expressed in local currency, as shown parenthetically in security description.

(G) Security rated internally by John Hancock Advisers, LLC.

(H) Non-income-producing issuer filed for protection under the Federal Bankruptcy Code or is in default of interest payment.

(I) Non-income-producing security.

(K) Direct placement securities are restricted to resale. They have been fair valued in accordance with procedures approved by the Trustees after consideration of restrictions as to resale, financial condition and prospects of the issuer, general market conditions and pertinent information in accordance with the Fund's by-laws and the Investment Company Act of 1940, as amended. The Fund has limited rights to registration under the Securities Act of 1933 with respect to these restricted securities. Additional information on these securities is as follows:


                                                     Value as a
                                                     percentage
                       Acquisition    Acquisition     of Fund's     Value as of
Issuer, description           date           cost    net assets    May 31, 2005
- ------------------------------------------------------------------------------
Norse CBO, Ltd.,
Jr Sub Note               08-04-98       $750,000         0.00%         $30,000

(L) All or a portion of this security is on loan as of May 31, 2005.

(O) Cash interest will be paid on this obligation at the stated rate beginning on the stated date.

(S) These securities are exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold, normally to qualified institutional buyers, in transactions exempt from registration. Rule 144A securities amounted to $104,802,474 or 12.15% of the Fund's net assets as of May 31, 2005.

(T) Represents investment of securities lending collateral.

(W) Issuer is an affiliate of John Hancock Advisers, LLC.

    Parenthetical disclosure of a foreign country in the security description represents country of a foreign issuer; however, security is U.S. dollar-denominated, unless indicated otherwise.

    The percentage shown for each investment category is the total value of that category as a percentage of the net assets of the Fund.

See notes to
financial statements.

FINANCIAL STATEMENTS

ASSETS AND
LIABILITIES

May 31, 2005

This Statement
of Assets and
Liabilities is the
Fund's balance
sheet. It shows
the value of
what the Fund
owns, is due
and owes. You'll
also find the net
asset value and
the maximum
offering price
per share.


Assets
Investments at value, including $42,707,052
of securities loaned
Unaffiliated issuers (cost $973,528,524)                         $853,313,463
Affiliated issuers (cost $8,218,699)                                3,753,430
Cash                                                                      739
Receivable for investments sold                                     2,839,275
Receivable for shares sold                                          6,496,882
Receivable for forward foreign currency exchange contracts            521,542
Dividends and interest receivable                                  15,422,973
Other assets                                                          122,851

Total assets                                                      882,471,155

Liabilities
Payable for investments purchased                                     917,500
Payable for shares repurchased                                      2,175,778
Payable upon return of securities loaned                           15,165,390
Dividends payable                                                     618,490
Payable to affiliates
Management fees                                                       382,813
Distribution and service fees                                          97,150
Other                                                                  51,567
Other payables and accrued expenses                                   228,845

Total liabilities                                                  19,637,533

Net assets
Capital paid-in                                                 1,259,715,234
Accumulated net realized loss on investments,
options written and foreign currency transactions                (274,344,141)
Net unrealized depreciation of investments
and translation of assets and liabilities in
foreign currencies                                               (124,172,059)
Accumulated net investment income                                   1,634,588

Net assets                                                       $862,833,622

Net asset value per share
Based on net asset values and shares outstanding --
the Fund has an unlimited number of shares
authorized with no par value
Class A ($347,020,628 [DIV] 68,661,584 shares)                          $5.05
Class B ($384,922,441 [DIV] 76,154,043 shares)                          $5.05
Class C ($130,890,553 [DIV] 25,896,044 shares)                          $5.05

Maximum offering price per share
Class A 1 ($5.05 [DIV] 95.5%)                                           $5.29

1 On single retail sales of less than $100,000. On sales of $100,000 or more and on group sales the offering price is reduced.

See notes to
financial statements.

FINANCIAL STATEMENTS

OPERATIONS

For the year ended
May 31, 2005

This Statement
of Operations
summarizes the
Fund's investment
income earned and
expenses incurred
in operating the
Fund. It also shows
net gains (losses)
for the period
stated.

Investment income
Interest                                                          $74,407,741
Dividends (net of foreign withholding taxes of $94,631)             6,384,462
Securities lending                                                    357,911

Total investment income                                            81,150,114

Expenses
Investment management fees                                          4,911,708
Class A distribution and service fees                                 920,996
Class B distribution and service fees                               4,415,746
Class C distribution and service fees                               1,403,108
Transfer agent fees                                                 1,145,342
Professional fees                                                     256,566
Accounting and legal services fees                                    224,297
Custodian fees                                                        169,710
Miscellaneous                                                         159,111
Printing                                                              120,875
Registration and filing fees                                           69,389
Interest                                                               43,446
Trustees' fees                                                         41,439
Securities lending fees                                                15,035

Total expenses                                                     13,896,768

Net investment income                                              67,253,346

Realized and unrealized gain (loss)

Net realized gain (loss) on
Investments                                                        (9,890,152)
Options written                                                     4,510,914
Foreign currency transactions                                      (3,104,971)

Change in net unrealized appreciation (depreciation) of
Investments                                                        14,045,108
Options written                                                       (49,383)
Translation of assets and liabilities in foreign currencies           830,528

Net realized and unrealized gain                                    6,342,044

Increase in net assets from operations                            $73,595,390

See notes to
financial statements.

FINANCIAL STATEMENTS

CHANGES IN
NET ASSETS

These Statements
of Changes in Net
Assets show how
the value of the
Fund's net assets
has changed
during the last
two periods. The
difference reflects
earnings less
expenses, any
investment
gains and losses,
distributions, if
any, paid to
shareholders and
the net of Fund
share transactions.
                                                         Year          Year
                                                        ended         ended
                                                      5-31-04       5-31-05
Increase (decrease) in net assets
From operations

Net investment income                             $84,041,384   $67,253,346
Net realized gain (loss)                           12,320,190    (8,484,209)
Change in net unrealized
appreciation (depreciation)                        69,798,648    14,826,253

Increase in net assets resulting
from operations                                   166,160,222    73,595,390

Distributions to shareholders
From net investment income
Class A                                           (35,121,998)  (28,783,291)
Class B                                           (42,179,967)  (31,534,693)
Class C                                           (10,370,769)   (9,902,697)
                                                  (87,672,734)  (70,220,681)
From Fund share transactions                      (36,474,389)  (98,588,978)

Net assets
Beginning of period                               916,034,792   958,047,891

End of period 1                                  $958,047,891  $862,833,622

1 Includes accumulated (distributions in excess of) net investment income of ($1,431,078) and $1,634,588, respectively.

See notes to
financial statements.

FINANCIAL HIGHLIGHTS

FINANCIAL
HIGHLIGHTS


CLASS A SHARES

The Financial Highlights show how the Fund's net asset value for a share has changed since the end of the previous period.

Period ended                                           5-31-01 1   5-31-02 1,2   5-31-03   5-31-04   5-31-05
Per share operating performance
Net asset value,
beginning of period                                      $5.87       $5.11         $4.72     $4.69     $5.05
Net investment income 3                                   0.65        0.47          0.45      0.42      0.38
Net realized and unrealized
gain (loss) on investments                               (0.76)      (0.32)        (0.01)     0.37      0.02
Total from
investment operations                                    (0.11)       0.15          0.44      0.79      0.40
Less distributions
From net investment income                               (0.65)      (0.54)        (0.47)    (0.43)    (0.40)
Net asset value, end of period                           $5.11       $4.72         $4.69     $5.05     $5.05
Total return 4 (%)                                       (1.82)       3.59         11.05     17.18      8.09

Ratios and supplemental data
Net assets, end of period
(in millions)                                             $228        $254          $297      $343      $347
Ratio of expenses
to average net assets (%)                                 0.99        1.02          1.04      0.96      1.00
Ratio of net investment income
to average net assets (%)                                10.87        9.85         10.54      8.09      7.49
Portfolio turnover (%)                                      57          69            49        49        30

See notes to
financial statements.

FINANCIAL HIGHLIGHTS

CLASS B SHARES


Period ended                                           5-31-01 1   5-31-02 1,2   5-31-03   5-31-04   5-31-05
Per share operating performance
Net asset value,
beginning of period                                      $5.87       $5.11         $4.72     $4.69     $5.05
Net investment income 3                                   0.61        0.43          0.42      0.39      0.34
Net realized and unrealized
gain (loss) on investments                               (0.76)      (0.32)        (0.01)     0.37      0.02
Total from
investment operations                                    (0.15)       0.11          0.41      0.76      0.36
Less distributions
From net investment income                               (0.61)      (0.50)        (0.44)    (0.40)    (0.36)
Net asset value, end of period                           $5.11       $4.72         $4.69     $5.05     $5.05
Total return 4 (%)                                       (2.51)       2.81         10.23     16.31      7.30

Ratios and supplemental data
Net assets, end of period
(in millions)                                             $571        $515          $512      $481      $385
Ratio of expenses
to average net assets (%)                                 1.68        1.77          1.79      1.72      1.74
Ratio of net investment income
to average net assets (%)                                10.87        9.10          9.92      7.43      6.78
Portfolio turnover (%)                                      57          69            49        49        30

See notes to
financial statements.

FINANCIAL HIGHLIGHTS

CLASS C SHARES


Period ended                                           5-31-01 1   5-31-02 1,2   5-31-03   5-31-04   5-31-05
Per share operating performance
Net asset value,
beginning of period                                      $5.87       $5.11         $4.72     $4.69     $5.05
Net investment income 3                                   0.61        0.43          0.41      0.38      0.34
Net realized and unrealized
gain (loss) on investments                               (0.76)      (0.32)           -- 5    0.38      0.02
Total from
investment operations                                    (0.15)       0.11          0.41      0.76      0.36
Less distributions
From net investment income                               (0.61)      (0.50)        (0.44)    (0.40)    (0.36)
Net asset value, end of period                           $5.11       $4.72         $4.69     $5.05     $5.05
Total return 4 (%)                                       (2.57)       2.81         10.23     16.31      7.29

Ratios and supplemental data
Net assets, end of period
(in millions)                                              $40         $61          $108      $134      $131
Ratio of expenses
to average net assets (%)                                 1.74        1.77          1.79      1.72      1.75
Ratio of net investment income
to average net assets (%)                                10.87        9.10          9.72      7.33      6.74
Portfolio turnover (%)                                      57          69            49        49        30

1 Audited by previous auditor.

2 As required, effective June 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, relating to the amortization of premiums and accretion of discounts on debt securities. The effect of this change on per share amounts for the year ended May 31, 2002, was to decrease net investment income per share by $0.01, decrease net realized and unrealized losses per share by $0.01 and, had the Fund not made these changes to amortization and accretion, the ratio of net investment income to average net assets would have been 10.16%, 9.41% and 9.41% for Class A, Class B and Class C shares, respectively. Per share ratios and supplemental data for periods prior to June 1, 2001, have not been restated to reflect this change in presentation.

3 Based on the average of the shares outstanding.

4 Assumes dividend reinvestment and does not reflect the effect of sales charges.

5 Less than $0.01 per share.

See notes to
financial statements.

NOTES TO
STATEMENTS

Note A
Accounting policies

John Hancock High Yield Fund (the "Fund"), is a diversified series of John Hancock Bond Trust, an open-end management investment company registered under the Investment Company Act of 1940. The investment objective of the Fund is to seek high current income.

The Trustees have authorized the issuance of multiple classes of shares of the Fund, designated as Class A, Class B and Class C shares. The shares of each class represent an interest in the same portfolio of investments of the Fund and have equal rights as to voting, redemptions, dividends and liquidation, except that certain expenses, subject to the approval of the Trustees, may be applied differently to each class of shares in accordance with current regulations of the Securities and Exchange Commission and the Internal Revenue Service. Shareholders of a class that bears distribution and service expenses under the terms of a distribution plan have exclusive voting rights to that distribution plan.

Significant accounting policies
of the Fund are as follows:

Valuation of investments

Securities in the Fund's portfolio are valued on the basis of market quotations, valuations provided by independent pricing services or, if quotations are not readily available, or the value has been materially affected by events occurring after the closing of a foreign market, at fair value as determined in good faith in accordance with procedures approved by the Trustees. Short-term debt investments, which have a remaining maturity of 60 days or less may be valued at amortized cost, which approximates market value. Investments in AIM Cash Investment Trust are valued at their net asset value each business day. All portfolio transactions initially expressed in terms of foreign currencies have been translated into U.S. dollars as described in "Foreign currency translation" below.

Joint repurchase agreement

Pursuant to an exemptive order issued by the Securities and Exchange Commission, the Fund, along with other registered investment companies having a management contract with John Hancock Advisers, LLC (the "Adviser"), a wholly owned subsidiary of John Hancock Financial Services, Inc., may participate in a joint repurchase agreement transaction. Aggregate cash balances are invested in one or more large repurchase agreements, whose underlying securities are obligations of the U.S. government and/or its agencies. The Fund's custodian bank receives delivery of the underlying securities for the joint account on the Fund's behalf. The Adviser is responsible for ensuring that the agreement is fully collateralized at all times.

Foreign currency
translation

All assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars based on London currency exchange quotations as of 4:00 P.M., London time, on the date of any determination of the net asset value of the Fund. Transactions affecting statement of operations accounts and net realized gain (loss) on investments are translated at the rates prevailing at the dates of the transactions.

The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign currency exchange gains or losses arise from sales of foreign currency, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign currency exchange gains and losses arise from changes in the value of assets and liabilities, other than investments in securities, resulting from changes in the exchange rates.

Investment transactions

Investment transactions are recorded as of the date of purchase, sale or maturity. Net realized gains and losses on sales of investments are determined on the identified cost basis. Capital gains realized on some foreign securities are subject to foreign taxes, which are accrued as applicable.

Discount and premium
on securities

The Fund accretes discount and amortizes premium from par value on securities from either the date of issue or the date of purchase over the life of the security.

Class allocations

Income, common expenses and realized and unrealized gains (losses) are determined at the fund level and allocated daily to each class of shares based on the appropriate net asset value of the respective classes. Distribution and service fees, if any, are calculated daily at the class level based on the appropriate net asset value of each class and the specific expense rate(s) applicable to each class.

Expenses

The majority of expenses are directly identifiable to an individual fund. Expenses that are not readily identifiable to a specific fund are allocated in such a manner as deemed equitable, taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

Bank borrowings

The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into a syndicated line of credit agreement with various banks. This agreement enables the Fund to participate, with other funds managed by the Adviser, in an unsecured line of credit with banks, which permits borrowings of up to $250 million, collectively. Interest is charged to each fund based on its borrowing. In addition, a commitment fee is charged to each fund based on the average daily unused portion of the line of credit, and is allocated among the participating funds. The average daily loan balance during the year for which loans were outstanding, amounted to $17,017,154, and the weighted average interest rate was 3.26%. Interest expense includes $19,733 paid under the line of credit. There was no outstanding borrowing under the line of credit on May 31, 2005.

Options

The Fund may enter into option contracts. Listed options will be valued at the last quoted sales price on the exchange on which they are primarily traded. Over-the-counter options are valued at the mean between the last bid and asked prices. Upon the writing of a call or put option, an amount equal to the premium received by the Fund will be included in the Fund's Statement of Assets and Liabilities as an asset and corresponding liability. The amount of the liability will be subsequently marked to market to reflect the current market value of the written option.

The Fund may use option contracts to manage its exposure to the price volatility of financial instruments. Writing puts and buying calls will tend to increase the Fund's exposure to the underlying instrument, and buying puts and writing calls will tend to decrease the Fund's exposure to the underlying instrument, or hedge other Fund investments.

The maximum exposure to loss for any purchased options will be limited to the premium initially paid for the option. In all other cases, the face (or "notional") amount of each contract at value will reflect the maximum exposure of the Fund in these contracts, but the actual exposure will be limited to the change in value of the contract over the period the contract remains open.

Risks may also arise if counterparties do not perform under the contract's terms ("credit risk") or if the Fund is unable to offset a contract with a counterparty on a timely basis ("liquidity risk"). Exchange-traded options have minimal credit risk as the exchanges act as counterparties to each transaction, and only present liquidity risk in highly unusual market conditions. To minimize credit and liquidity risks in over-the-counter option contracts, the Fund continuously monitors the creditworthiness of all its counterparties.

At any particular time, except for purchased options, market or credit risk may involve amounts in excess of those reflected in the Fund's Statement of Assets and Liabilities.

Written options for the year ended May 31, 2005 were as follows:

                                    NUMBER OF CONTRACTS   PREMIUMS RECEIVED
- ---------------------------------------------------------------------------
Outstanding, beginning of period                  2,000            $349,383
Options written                                  12,062           5,017,026
Options closed                                   (5,930)         (2,496,281)
Options expired                                  (5,684)         (2,138,951)
Options exercised                                (2,448)           (731,177)

Outstanding, end of period                           --                  --


Securities lending

The Fund may lend securities to certain qualified brokers who pay the Fund negotiated lender fees. The loans are collateralized at all times with cash or securities with a market value at least equal to the market value of the securities on loan. As with other extensions of credit, the Fund may bear the risk of delay of the loaned securities in recovery or even loss of rights in the collateral, should the borrower of the securities fail financially. At May 31, 2005, the Fund loaned securities having a market value of $42,707,052 collateralized by securities in the amount of $28,490,282 and by cash in the amount of $15,165,390. The cash collateral was invested in a short-term instrument. Securities lending expenses are paid by the Fund to the Adviser.

Federal income taxes

The Fund qualifies as a "regulated investment company" by complying with the applicable provisions of the Internal Revenue Code and will not be subject to federal income tax on taxable income that is distributed to shareholders. Therefore, no federal income tax provision is required. For federal income tax purposes, the Fund has $265,665,253 of a capital loss carryforward available, to the extent provided by regulations, to offset future net realized capital gains. To the extent that such carryforward is used by the Fund, no capital gain distributions will be made. The loss carryforward expires as follows: May 31, 2007 -- $21,790,325, May 31, 2008
- -- $14,048,332, May 31, 2009 -- $19,043,883, May 31, 2010 -- $112,553,950,
May 31, 2011 -- $49,238,057, May 31, 2012 -- $32,389,010 and May 31, 2013
- -- $16,601,696. Net capital losses of $7,578,917 and income losses of $2,228,179 that are attributable to security transactions incurred after October 31, 2004, are treated as arising on June 1, 2005, the first day of the Fund's next taxable year.

Forward foreign currency
exchange contracts

The Fund may enter into forward foreign currency exchange contracts as a hedge against the effect of fluctuations in currency exchange rates. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date at a set price. The aggregate principal amounts of the contracts are marked to market daily at the applicable foreign currency exchange rates. Any resulting unrealized gains and losses are included in the determination of the Fund's daily net asset value. The Fund records realized gains and losses at the time the forward foreign currency exchange contracts are closed out. Risks may arise upon entering these contracts from the potential inability of counterparties to meet the terms of the contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. These contracts involve market or credit risk in excess of the unrealized gain or loss reflected in the Fund's Statement of Assets and Liabilities.

The Fund may also purchase and sell forward contracts to facilitate the settlement of foreign currency denominated portfolio transactions, under which it intends to take delivery of the foreign currency. Such contracts normally involve no market risk if they are offset by the currency amount of the underlying transactions.

The Fund had the following open forward foreign currency exchange contracts on May 31, 2005:

                   PRINCIPAL AMOUNT       EXPIRATION
CURRENCY           COVERED BY CONTRACT    MONTH         APPRECIATION
- --------------------------------------------------------------------
SELLS
Canadian Dollar    31,100,000             June 2005         $266,507
Euro                4,500,000             August 2005        200,464
Swiss Franc         1,100,000             June 2005           54,571
                                                            $521,542


Dividends, interest
and distributions

Dividend income on investment securities is recorded on the ex-dividend or, in the case of some foreign securities, on the date thereafter when the Fund identifies the dividend. Interest income on investment securities is recorded on the accrual basis. The Fund may place a security on non-accrual status and reduce related investment income by ceasing current accruals or writing off interest, or dividend receivable when the collection of interest has become doubtful. Foreign income may be subject to foreign withholding taxes, which are accrued as applicable.

The Fund records distributions to shareholders from net investment income and net realized gains, if any, on the ex-dividend date. The Fund's net investment income is declared daily as dividends to shareholders of record as of the close of business on the preceding day, and distributed monthly. During the year ended May 31, 2004, the tax character of distributions paid was as follows: ordinary income $87,672,734. During the year ended May 31, 2005, the tax character of distributions paid was as follows: ordinary income $70,220,681. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time and are in the same amount, except for the effect of expenses that may be applied differently to each class.

As of May 31, 2005, the components of distributable earnings on a tax basis included $5,295,792 of undistributed ordinary income.

Such distributions and distributable earnings, on a tax basis, are determined in conformity with income tax regulations, which may differ from accounting principles generally accepted in the United States of America. Distributions in excess of tax basis earnings and profits, if any, are reported in the Fund's financial statements as a return of capital.

Use of estimates

The preparation of these financial statements, in accordance with accounting principles generally accepted in the United States of America, incorporates estimates made by management in determining the reported amount of assets, liabilities, revenues and expenses of the Fund. Actual results could differ from these estimates.

Note B
Management fee and
transactions with
affiliates and others

The Fund has an investment management contract with the Adviser. Under the investment management contract, the Fund paid a monthly management fee to the Adviser equivalent, on an annual basis, to the sum of: (a) 0.625% of the first $75,000,000 of the Fund's average daily net asset value, (b) 0.5625% of the next $75,000,000 and (c) 0.50% of the Fund's average daily net asset value in excess of $150,000,000, until June 30, 2004. Effective July 1, 2004, the Fund began paying a monthly management fee to the Adviser equivalent, on an annual basis, to the sum of: (a) 0.625% of the first $75,000,000 of the Fund's average daily net asset value, (b) 0.5625% of the next $75,000,000, (c) 0.50% of the next $2,350,000,000, (d) 0.475%
of the next $2,500,000,000 and (e) 0.45% of the Fund's average daily net asset value in excess of $5,000,000,000.

The Fund has Distribution Plans with John Hancock Funds, LLC ("JH Funds"), a wholly owned subsidiary of the Adviser. The Fund has adopted Distribution Plans with respect to Class A, Class B and Class C, pursuant to Rule 12b-1 under the Investment Company Act of 1940, to reimburse JH Funds for the services it provides as distributor of shares of the Fund. Accordingly, the Fund makes monthly payments to JH Funds at an annual rate not to exceed 0.25% of Class A average daily net asset value and 1.00% of Class B and Class C average daily net asset value. A maximum of 0.25% of such payments may be service fees, as defined by the Conduct Rules of the National Association of Securities Dealers. Under the Conduct Rules, curtailment of a portion of the Fund's 12b-1 payments could occur under certain circumstances.

Class A shares are assessed up-front sales charges. During the year ended May 31, 2005, JH Funds received net up-front sales charges of $1,163,647 with regard to sales of Class A shares. Of this amount, $146,183 was retained and used for printing prospectuses, advertising, sales literature and other purposes, $946,520 was paid as sales commissions to unrelated broker-dealers and $70,944 was paid as sales commissions to sales personnel of Signator Investors, Inc. ("Signator Investors"), a related broker-dealer. The Adviser's indirect parent, John Hancock Life Insurance Company ("JHLICo"), is the indirect sole shareholder of Signator Investors. Prior to July 15, 2004, Class C shares were assessed up-front sales charges. During the year ended May 31, 2005, JH Funds received net up-front sales charges of $24,996 with regard to sales of Class C shares. Of this amount, $24,890 was paid as sales commissions to unrelated broker-dealers and $106 was paid as sales commissions to sales personnel of Signator Investors.

Class B shares that are redeemed within six years of purchase are subject to a contingent deferred sales charge ("CDSC") at declining rates, beginning at 5.00% of the lesser of the current market value at the time of redemption or the original purchase cost of the shares being redeemed. Class C shares that are redeemed within one year of purchase are subject to a CDSC at a rate of 1.00% of the lesser of the current market value at the time of redemption or the original purchase cost of the shares being redeemed. Proceeds from the CDSCs are paid to JH Funds and are used, in whole or in part, to defray its expenses for providing distribution-related services to the Fund in connection with the sale of Class B and Class C shares. During the year ended May 31, 2005, CDSCs received by JH Funds amounted to $1,000,897 for Class B shares and $28,993 for Class C shares.

The Fund has a transfer agent agreement with John Hancock Signature Services, Inc. ("Signature Services"), an indirect subsidiary of JHLICo. The Fund pays a monthly transfer agent fee at an annual rate of 0.015% of the Fund's average daily net asset value, plus a fee based on the number of shareholder accounts and reimbursement for certain out-of-pocket expenses aggregated and allocated to each class on the basis of its relative net asset value. Signature Services agreed to voluntarily reduce the Fund's asset-based portion of the transfer agent fee if the total transfer agent fee exceeds the Lipper, Inc. median transfer agency fee for comparable mutual funds by 0.05%. There were no transfer agent fee reductions during the year ended May 31, 2005. Signature Services reserves the right to terminate this limitation at any time.

The Fund has an agreement with the Adviser to perform necessary tax, accounting and legal services for the Fund. The compensation for the year amounted to $224,297. The Fund also paid the Adviser the amount of $1,090 for certain publishing services, included in the printing fees and the amount of $4,756 for certain compliance costs, included in the miscellaneous expenses.

The compensation of unaffiliated Trustees is borne by the Fund. The unaffiliated Trustees may elect to defer, for tax purposes, their receipt of this compensation under the John Hancock Group of Funds Deferred Compensation Plan. The Fund makes investments into other John Hancock funds, as applicable, to cover its liability for the deferred compensation. Investments to cover the Fund's deferred compensation liability are recorded on the Fund's books as an other asset. The deferred compensation liability and the related other asset are always equal and are marked to market on a periodic basis to reflect any income earned by the investments, as well as any unrealized gains or losses. The Deferred Compensation Plan investments had no impact on the operations of the Fund.

Note C
Fund share transactions

This listing illustrates the number of Fund shares sold, reinvested and repurchased during the last two periods, along with the corresponding dollar value.


                                    Year ended 5-31-04            Year ended 5-31-05
                                Shares          Amount        Shares          Amount
Class A shares
Sold                        94,838,862    $477,197,378    33,980,221    $173,740,755
Distributions reinvested     3,648,443      18,775,919     2,513,354      12,896,346
Repurchased                (93,905,149)   (478,354,994)  (35,770,698)   (183,705,784)
Net increase                 4,582,156     $17,618,303       722,877      $2,931,317

Class B shares
Sold                        17,353,536     $87,965,860     9,241,109     $47,124,097
Distributions reinvested     3,981,945      20,384,265     2,413,748      12,364,891
Repurchased                 (35,253,19    (180,814,006)  (30,747,834)   (157,531,691)
Net decrease               (13,917,712)   ($72,463,881)  (19,092,977)   ($98,042,703)

Class C shares
Sold                        14,666,380     $75,144,387     8,019,735     $40,905,219
Distributions reinvested     1,167,612       5,997,925       894,902       4,587,693
Repurchased                (12,229,816)    (62,771,123)   (9,565,002)    (48,970,504)
Net increase (decrease)      3,604,176     $18,371,189      (650,365)    ($3,477,592)

Net decrease                (5,731,380)   ($36,474,389)  (19,020,465)   ($98,588,978)


Note D
Investment
transactions

Purchases and proceeds from sales or maturities of securities, other than short-term securities and obligations of the U.S. government, during the year ended May 31, 2005, aggregated $274,764,355 and $376,508,080, respectively.

The cost of investments owned on May 31, 2005, including short-term investments, for federal income tax purposes, was $987,151,807. Gross unrealized appreciation and depreciation of investments aggregated $94,270,270 and $224,355,184, respectively, resulting in net unrealized depreciation of $130,084,914. The difference between book basis and tax basis net unrealized depreciation of investments is attributable primarily to tax deferral of losses on certain sales of securities and amortization of premiums on debt securities.

Note E
Transactions in securities of affiliated issuers

Affiliated issuers, as defined by the Investment Company Act of 1940, are those in which the Fund's holdings of an issuer represent 5% or more of the outstanding voting securities of the issuer. A summary of the Fund's transactions in the securities of these issuers during the year ended May 31, 2005, is set forth below.


                            Beginning       Ending
                                share        share       Realized       Dividend       Ending
Affiliate                      amount       amount           gain         income        value
Glasstech, Inc. (Class B)
bought: none, sold: none        4,430        4,430             --            $--          $--
Kaiser Group Holdings, Inc.
bought: none, sold: none       81,949    1,601,000*            --             --    2,417,496
Sheffield Steel Corp.
bought: none, sold: none      242,897      242,897             --             --    1,335,924

Totals                                                                             $3,753,430

* Reflects 1 for 20 stock split on 4-28-05.


Note F
Reclassification
of accounts

During the year ended May 31, 2005, the Fund reclassified amounts to reflect an increase in accumulated net realized loss on investments of $7,266,262, an increase in accumulated net investment income of $6,033,001 and an increase in capital paid-in of $1,233,261. This represents the amounts necessary to report these balances on a tax basis, excluding certain temporary differences, as of May 31, 2005. Additional adjustments may be needed in subsequent reporting periods. These reclassifications, which have no impact on the net asset value of the Fund, are primarily attributable to certain differences in the computation of distributable income and capital gains under federal tax rules versus accounting principles generally accepted in the United States of America, book and tax differences in accounting for deferred compensation, bond bifurcation, amortization of premium and certain foreign currency adjustments. The calculation of net investment income per share in the Fund's Financial Highlights excludes these adjustments.

Shareholder meeting (unaudited)

On December 1, 2004, a Special Meeting of shareholders of the Fund was held to elect nine Trustees, effective January 1, 2005.

Proxies covering 170,052,759 shares of beneficial interest were voted at the meeting.

The shareholders elected the following Trustees to serve until their respective successors are duly elected and qualified, with the votes tabulated as follows:

                                                    WITHHELD
                               FOR                 AUTHORITY
- ------------------------------------------------------------
James F. Carlin                168,039,453         2,013,306
Richard P. Chapman, Jr.        168,025,008         2,027,751
William H. Cunningham          167,995,572         2,057,187
Ronald R. Dion                 168,021,277         2,031,482
Charles L. Ladner              168,029,802         2,022,957
Dr. John A. Moore              168,050,299         2,002,460
Patti McGill Peterson          167,965,409         2,087,350
Steven R. Pruchansky           168,057,945         1,994,814
James A. Shepherdson*          167,980,468         2,072,291

* Mr. James A. Shepherdson resigned effective July 15, 2005.

Change in
Independent Auditor
(unaudited)

Based on the recommendation of the Audit Committee of the Fund, the Board of Trustees has determined not to retain Deloitte & Touche LLP as the Fund's Independent Registered Public Accounting Firm and voted to appoint PricewaterhouseCoopers LLP for the fiscal year ended May 31, 2006. During the two most recent fiscal years, Deloitte & Touche LLP's audit reports contained no adverse opinion or disclaimer of opinion; nor were their reports qualified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to the disagreement in their reports.

AUDITORS'
REPORT

Report of Deloitte
& Touche LLP,
Independent
Registered Public
Accounting Firm

To the Board of Trustees of John Hancock Bond Trust and Shareholders of John Hancock High Yield Fund,

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of John Hancock High Yield Fund (the "Fund"), including the schedule of investments as of May 31, 2005, and the related statement of operations for the year then ended, and the statement of changes in net assets for the years ended May 31, 2004 and 2005 and the financial highlights for each of the years in the three-year period ended May 31, 2005. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the years in the two-year period ended May 31, 2002, were audited by other auditors whose report dated July 5, 2002, expressed an unqualified opinion on such financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned at May 31, 2005, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of May 31, 2005, and the results of its operations and the changes in its net assets and its financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 25, 2005

TAX
INFORMATION

Unaudited

For federal income tax purposes, the following information is furnished with respect to the distributions of the Fund, if any, paid during its taxable year ended May 31, 2005.

With respect to the ordinary dividends paid by the Fund for the fiscal year ended May 31, 2005, none of the dividends qualify for the corporate dividends-received deduction.

The Fund hereby designates the maximum amount allowable of its net taxable income as qualified dividend income as provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003. This amount will be reflected on Form 1099-DIV for the calendar year 2005.

Shareholders will be mailed a 2005 U.S. Treasury Department Form 1099-DIV in January 2006 This will reflect the total of all distributions that are taxable for calendar year 2005.

TRUSTEES
& OFFICERS

This chart provides information about the Trustees and Officers who oversee your John Hancock fund. Officers elected by the Trustees manage the day-to-day operations of the Fund and execute policies formulated by the Trustees.


Independent Trustees

Name, age                                                                                                       Number of
Position(s) held with Fund                                                                  Trustee             John Hancock
Principal occupation(s) and other                                                           of Fund             funds overseen
directorships during past 5 years                                                           since 1             by Trustee
Charles L. Ladner, 2 Born: 1938                                                             1994                51
Independent Chairman (since 2004); Chairman and Trustee, Dunwoody
Village, Inc. (retirement services) (until 2003); Senior Vice President and
Chief Financial Officer, UGI Corporation (public utility holding company)
(retired 1998); Vice President and Director for AmeriGas, Inc. (retired
1998); Director of AmeriGas Partners, L.P. (until 1997) (gas distribution);
Director, EnergyNorth, Inc. (until 1995); Director, Parks and History
Association (since 2001).

James F. Carlin, Born: 1940                                                                 1994                51
Director and Treasurer, Alpha Analytical Inc. (analytical laboratory) (since 1985);
Part Owner and Treasurer, Lawrence Carlin Insurance Agency, Inc. (since 1995);
Part Owner and Vice President, Mone Lawrence Carlin Insurance Agency, Inc.
(since 1996); Director and Treasurer, Rizzo Associates (engineering) (until 2000);
Chairman and CEO, Carlin Consolidated, Inc. (management/investments) (since
1987); Director and Partner, Proctor Carlin & Co., Inc. (until 1999); Trustee,
Massachusetts Health and Education Tax Exempt Trust (since 1993); Director of the following: Uno Restaurant Corp. (until 2001), Arbella Mutual (insurance)
(until 2000), HealthPlan Services, Inc. (until 1999), Flagship Healthcare, Inc. (until
1999), Carlin Insurance Agency, Inc. (until 1999); Chairman, Massachusetts
Board of Higher Education (until 1999).

Richard P. Chapman, Jr., 2 Born: 1935                                                       2005                51
President and Chief Executive Officer, Brookline Bancorp Inc. (lending)
(since 1972); Director, Lumber Insurance Co. (insurance) (until 2000);
Chairman and Director, Northeast Retirement Services, Inc. (retirement administration) (since 1998).

William H. Cunningham, Born: 1944                                                           1987                51
Former Chancellor, University of Texas System and former President of the
University of Texas, Austin, Texas; Chairman and CEO, IBT Technologies
(until 2001); Director of the following: The University of Texas Investment
Management Company (until 2000), Hire.com (until 2004), STC Broadcasting,
Inc. and Sunrise Television Corp. (electronic manufacturing) (until 2001),
Symtx, Inc. (electronic manufacturing) (since 2001), Adorno/Rogers Technology,
Inc. (until 2004), Pinnacle Foods Corporation (until 2003), rateGenius (Internet


39


Independent Trustees (continued)

Name, age                                                                                                       Number of
Position(s) held with Fund                                                                  Trustee             John Hancock
Principal occupation(s) and other                                                           of Fund             funds overseen
directorships during past 5 years                                                           since 1             by Trustee
William H. Cunningham, Born: 1944 (continued)                                               1987                51
service) (until 2003), Jefferson-Pilot Corporation (diversified life insurance company) (since 1985), New Century Equity Holdings (formerly Billing Concepts)
(until 2001), eCertain (until 2001), ClassMap.com (until 2001), Agile Ventures
(until 2001), LBJ Foundation (until 2000), Golfsmith International, Inc.
(until 2000), Metamor Worldwide (until 2000), AskRed.com (until 2001),
Southwest Airlines (since 2000) and Introgen (since 2000); Advisory Director,
Q Investments (until 2003); Advisory Director, Chase Bank (formerly Texas
Commerce Bank -- Austin) (since 1988), LIN Television (since 2002), WilTel
Communications (until 2003) and Hayes Lemmerz International, Inc.
(diversified automotive parts supply company) (since 2003).

Ronald R. Dion, Born: 1946                                                                  1998                51
Chairman and Chief Executive Officer, R.M. Bradley & Co., Inc.; Director,
The New England Council and Massachusetts Roundtable; Trustee, North
Shore Medical Center; Director, Boston Stock Exchange; Director, BJ's
Wholesale Club, Inc. and a corporator of the Eastern Bank; Trustee,
Emmanuel College; Director, Boston Municipal Research Bureau;
Member of the Advisory Board, Carroll Graduate School of Management
at Boston College.

John A. Moore, 2 Born: 1939                                                                 2005                51
President and Chief Executive Officer, Institute for Evaluating Health
Risks, (nonprofit institution) (until 2001); Chief Scientist, Sciences
International (health research) (until 2003); Principal, Hollyhouse
(consulting) (since 2000); Director, CIIT (nonprofit research) (since 2002).

Patti McGill Peterson, 2 Born: 1943                                                         2005                51
Executive Director, Council for International Exchange of Scholars and
Vice President, Institute of International Education (since 1998);
Senior Fellow, Cornell Institute of Public Affairs, Cornell University (until
1998); Former President of Wells College and St. Lawrence University;
Director, Niagara Mohawk Power Corporation (until 2003); Director, Ford
Foundation, International Fellowships Program (since 2002); Director,
Lois Roth Endowment (since 2002); Director, Council for International
Educational Exchange (since 2003).

Steven R. Pruchansky, Born: 1944                                                            1994                51
Chairman and Chief Executive Officer, Greenscapes of Southwest
Florida, Inc. (since 2000); Director and President, Greenscapes of
Southwest Florida, Inc. (until 2000); Managing Director, JonJames, LLC
(real estate) (since 2001); Director, First Signature Bank & Trust Company
(until 1991); Director, Mast Realty Trust (until 1994); President, Maxwell
Building Corp. (until 1991).


40



Principal officers who are not Trustees

Name, age
Position(s) held with Fund                                                                                      Officer
Principal occupation(s) and                                                                                     of Fund
directorships during past 5 years                                                                               since
Keith F. Hartstein, Born: 1956                                                                                  2005
President and Chief Executive Officer
Senior Vice President, Manulife Financial Corporation (since 2004); Director,
President and Chief Executive Officer, John Hancock Advisers, LLC (the
"Adviser") and The Berkeley Financial Group, LLC ("The Berkeley Group")
(holding company); Director, President and Chief Executive Officer, John
Hancock Funds, LLC. ("John Hancock Funds"); Director, President and Chief
Executive Officer, Sovereign Asset Management Corporation ("SAMCorp.");
Director, John Hancock Signature Services, Inc.; Director, Chairman and
President, NM Capital Management, Inc. (NM Capital); Chairman, Investment
Company Institute Sales Force Marketing Committee (since 2003); Executive
Vice President, John Hancock Funds, LLC (until 2005).

William H. King, Born: 1952                                                                                     1994
Vice President and Treasurer
Vice President and Assistant Treasurer, the Adviser; Vice President and Treasurer of each of the John Hancock funds; Assistant Treasurer of each of the John Hancock funds (until 2001).


The business address for all Trustees and Officers is 601 Congress Street, Boston, Massachusetts 02210-2805.

The Statement of Additional Information of the Fund includes additional information about members of the Board of Trustees of the Fund and is available, without charge, upon request, by calling 1-800-225-5291.

1 Each Trustee serves until resignation, retirement age or until his or her successor is elected.

2 Member of Audit Committee.

OUR FAMILY
OF FUNDS

- ---------------------------------------------------------
Equity                Balanced Fund
                      Classic Value Fund
                      Core Equity Fund
                      Focused Equity Fund
                      Greater China Opportunities Fund
                      Growth Trends Fund
                      International Fund
                      Large Cap Equity Fund
                      Large Cap Select Fund
                      Mid Cap Growth Fund
                      Multi Cap Growth Fund
                      Small Cap Fund
                      Small Cap Equity Fund
                      Small Cap Growth Fund
                      Sovereign Investors Fund
                      U.S. Global Leaders Growth Fund

- ---------------------------------------------------------
Sector                Financial Industries Fund
                      Health Sciences Fund
                      Real Estate Fund
                      Regional Bank Fund
                      Technology Fund
                      Technology Leaders Fund

- ---------------------------------------------------------
Income                Bond Fund
                      Government Income Fund
                      High Income Fund
                      High Yield Fund
                      Investment Grade Bond Fund
                      Strategic Income Fund

- ---------------------------------------------------------
Tax-Free Income       California Tax-Free Income Fund
                      High Yield Municipal Bond Fund
                      Massachusetts Tax-Free Income Fund
                      New York Tax-Free Income Fund
                      Tax-Free Bond Fund

- ---------------------------------------------------------
Money Market          Money Market Fund
                      U.S. Government Cash Reserve

A fund's investment objectives, risks, charges and expenses are included in the prospectus and should be considered carefully before investing. For a prospectus, call your financial professional, call John Hancock Funds at 1-800-225-5291 or visit our Web site at www.jhfunds.com. Please read the prospectus carefully before investing or sending money.

ELECTRONIC
DELIVERY

Now available from
John Hancock Funds

Instead of sending annual and semiannual reports and prospectuses through the U.S. mail, we'll notify you by e-mail when these documents are available for online viewing.

How does electronic delivery benefit you?

* No more waiting for the mail to arrive; you'll receive an e-mail notification as soon as the document is ready for online viewing.

* Reduces the amount of paper mail you receive from John Hancock Funds.

* Reduces costs associated with printing and mailing.

Sign up for electronic delivery today at www.jhfunds.com/edelivery

OUR WEB SITE

A wealth of information --
www.jhfunds.com

View the latest information for your account.
- ------------------------------------------------
Transfer money from one account to another.
- ------------------------------------------------
Get current quotes for major market indexes.
- ------------------------------------------------
Use our online calculators to help you with your
financial goals.
- ------------------------------------------------
Get up-to-date commentary from John Hancock
Funds investment experts.
- ------------------------------------------------
Access forms, applications and tax information.
- ------------------------------------------------

For more information

The Fund's proxy voting policies, procedures and records are available without charge, upon request:

By phone            On the Fund's Web site        On the SEC's Web site

1-800-225-5291      www.jhfunds.com/proxy         www.sec.gov


Investment adviser

John Hancock Advisers, LLC
601 Congress Street
Boston, MA 02210-2805

Principal distributor

John Hancock Funds, LLC
601 Congress Street
Boston, MA 02210-2805

Custodian

The Bank of New York
One Wall Street
New York, NY 10286

Transfer agent

John Hancock Signature
Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA 02217-1000

Legal counsel

Wilmer Cutler Pickering
Hale and Dorr LLP
60 State Street
Boston, MA 02109-1803

Independent registered
public accounting firm

Deloitte & Touche LLP
200 Berkeley Street
Boston, MA 02116-5022

The Fund's investment objective, risks, charges and expenses are included in the prospectus and should be considered carefully before investing. For a prospectus, call your financial professional, call John Hancock Funds at 1-800-225-5291, or visit the Fund's Web site at www.jhfunds.com. Please read the prospectus carefully before investing or sending money.


How to contact us

Internet    www.jhfunds.com

Mail        Regular mail:                          Express mail:
            John Hancock                           John Hancock
            Signature Services, Inc.               Signature Services, Inc.
            1 John Hancock Way, Suite 1000         Mutual Fund Image Operations
            Boston, MA 02217-1000                  529 Main Street
                                                   Charlestown, MA 02129

Phone       Customer service representatives       1-800-225-5291
            24-hour automated information          1-800-338-8080
            TDD line                               1-800-554-6713

A listing of month-end portfolio holdings is available on our Web site, www.jhfunds.com. A more detailed portfolio holdings summary is available on a quarterly basis 60 days after the fiscal quarter on our Web site or upon request by calling 1-800-225-5291, or on the Securities and Exchange Commission's Web site, www.sec.gov.

[A 1 1/2" x 1/2" John Hancock (Signature) logo in upper left hand corner. A tag line below reads "JOHN HANCOCK FUNDS."]


1-800-225-5291
1-800-554-6713 (TDD)
1-800-338-8080 EASI-Line

www.jhfunds.com


Now available: electronic delivery
www.jhfunds.com/edelivery

This report is for the information of
the shareholders of John Hancock
High Yield Fund.

5700A  5/05
       7/05